Execution Version

Exhibit 4.28
U.S.$90,000,000
FACILITY AGREEMENT
Dated September 8, 2016
for
SCORPIO TANKERS INC.
as Borrower
guaranteed by
STI WEMBLEY SHIPPING COMPANY LIMITED, STI MILWAUKEE SHIPPING COMPANY LIMITED, STI SENECA SHIPPING COMPANY LIMITED and STI ALEXIS SHIPPING COMPANY LIMITED
as Joint and Several Guarantors
arranged by
DVB BANK SE
as Arranger
underwritten by
DVB BANK SE
as Underwriter
with
DVB BANK AMERICA N.V.
acting as Facility Agent
DVB BANK AMERICA N.V.
acting as Security Agent

relating to the refinancing of
STI WEMBLEY, STI MILWAUKEE, STI SENECA and STI ALEXIS

Index
Clause

Section 1	Interpretation
1	Definitions and Interpretation
Section 2	The Facility
2	The Facility
3	Purpose
4	Conditions of Drawdown
Section 3	Drawdown
5	Drawdown
Section 4	Repayment, Prepayment and Cancellation
6	Repayment
7	Prepayment and Cancellation
Section 5	Costs of Drawdown
8	Interest
9	Interest Periods
10	Changes to the Calculation of Interest
11	Fees
Section 6	Additional Payment Obligations
12	Tax Gross Up and Indemnities
13	Increased Costs
14	Other Indemnities
15	Mitigation by the Finance Parties
16	Costs and Expenses
Section 7	Guarantee
17	Guarantee and Indemnity
Section 8	Representations, Undertakings and Events of Default
18	Representations
19	Information Undertakings
20	Financial Covenants
21	General Undertakings
22	Insurance Undertakings
23	Vessel Undertakings
24	Security Cover
25	Accounts and application of Earnings
26	Events of Default
Section 9	Changes to Parties
27	Changes to the Lenders
28	Changes to the Transaction Obligors
Section 10	The Finance Parties

29	The Facility Agent and the Arranger
30	The Security Agent
31	Conduct of Business by the Finance Parties
32	Sharing among the Finance Parties
Section 11	Administration
33	Payment Mechanics
34	Set-Off
35	Bail-In
36	Notices
37	Calculations and Certificates
38	Partial Invalidity
39	Remedies and Waivers
40	Settlement or Discharge Conditional
41	Irrevocable Payment
42	Amendments and Waivers
43	Confidentiality
44	Counterparts
Section 12	Governing Law and Enforcement
45	Governing Law
46	Enforcement
47	Waiver of Jury Trial
48	PATRIOT Act Notice
Execution

Execution Pages

Schedules

Schedule 1 The Parties
Part A The Obligors
Part B The Original Lenders
Part C The Servicing Parties
Schedule 2 Conditions Precedent
Part A Initial Conditions Precedent
Part B Conditions Precedent to each Advance
Schedule 3 Requests
Part A Drawdown Request
Part B Selection Notice
Schedule 4 Form of Transfer Certificate
Schedule 5 Form of Assignment Agreement
Schedule 6 Form of Compliance Certificate
Schedule 7 Timetables
Schedule 8 Classification Society Undertaking
Part A Letter to Approved Classification Society
Part B Undertaking from Approved Classification Society

THIS AGREEMENT is made on September 8, 2016
PARTIES

(1)
SCORPIO TANKERS INC., a corporation incorporated and existing under the laws of the Republic of The Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands as borrower (the “Borrower”)

(2)
STI WEMBLEY SHIPPING COMPANY LIMITED, a corporation incorporated and existing under the laws of the Republic of The Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands as guarantor (“Guarantor A”)

(3)
STI MILWAUKEE SHIPPING COMPANY LIMITED, a corporation incorporated and existing under the laws of the Republic of The Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands as guarantor (“Guarantor B”)

(4)
STI SENECA SHIPPING COMPANY LIMITED, a corporation incorporated and existing under the laws of the Republic of The Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands as guarantor ( “Guarantor C”)

(5)
STI ALEXIS SHIPPING COMPANY LIMITED, a corporation incorporated and existing under the laws of the Republic of The Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands as guarantor (“Guarantor D” and, together with Guarantor A, Guarantor B and Guarantor C, collectively, the “Guarantors”, and each separately a “Guarantor”)

(6)	DVB BANK SE, as arranger (the “Arranger”)

(7)	DVB BANK SE, as underwriter (the “Underwriter”)

(8)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as lenders (the “Original Lenders”)

(9)	DVB BANK AMERICA N.V., as agent of the other Finance Parties (the “Facility Agent”)

(10)	DVB BANK AMERICA N.V., as security agent for the Creditor Parties (the “Security Agent”)
OPERATIVE PROVISIONS

SECTION 1

INTERPRETATION

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement:
“Acceptable Accounting Firm” means PricewaterhouseCoopers Auditors, or such other recognized accounting firm as the Agent may, with the consent of the Majority Lenders, approve from time to time in writing, such approval not to be unreasonably withheld.
“Account Bank” means ABN AMRO Bank N.V. acting through its office at Coolsingel 93, 3012 AE Rotterdam, The Netherlands or any other bank or financial institution which at any time, with the Facility Agent’s prior written consent (acting on the instructions of all the Lenders) holds an Earnings Account.
“Accounts” means:

(a)	the Earnings Accounts; and

(b)	any other accounts opened by an Obligor with the Account Bank, the Facility Agent or the Security Agent for the purposes of the Finance Documents.
“Account Security” means a document creating Security over any Account in agreed form.
“Advance” means the borrowing of all or a part of a Tranche under this Agreement.
“Affiliate” means, as to any person, any other person that directly or indirectly controls, is controlled by or is under common control with such person or is a director or officer of such person, and for purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a person means the possession, directly or indirectly, of the power to vote 20% or more of the Voting Stock of such person or to direct or cause direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise.
“Approved Appraiser” means Maritime Strategies International Ltd, Arrow Shipbrokers, Braemar Seascope Ltd., Compass Maritime Services LLC, Fearnleys, Clarkson Platou and any other firm or firms of independent sale and purchase shipbrokers approved in writing by the Facility Agent, acting with the authorization of the Majority Lenders.
“Approved Classification” means, in respect of a Vessel, the classification of that Vessel as at the date of this Agreement, free of any overdue recommendations and conditions affecting such classification, with the Approved Classification Society or the equivalent classification with another Approved Classification Society.
“Approved Classification Society” means, in respect of a Vessel, DNV GL, Lloyds Register, Korean Register or American Bureau of Shipping or any other generally recognized first class classification society that is a member of IACS that the Facility Agent may (acting with the authorization of the Majority Lenders) approve in writing from time to time.
“Approved Commercial Manager” means, in respect of a Vessel, as at the date of this Agreement, Scorpio Commercial Management s.a.m., a company incorporated in Monaco whose registered office is at 9, Boulevard Charles III, Monte Carlo, the Principality of Monaco or any other person approved in writing by the Facility Agent, acting with the authorization of the Majority Lenders as the commercial manager of that Vessel.
“Approved Flag” means, in respect of a Vessel, the Republic of The Marshall Islands, Republic of Liberia or such other flag as the Facility Agent may, acting with the consent of the Majority Lenders, approve from time to time in writing as the flag on which a Vessel is be registered.
“Approved Insurance Broker” means Aon, Ital Brokers or any firm or firms of insurance brokers approved in writing by the Facility Agent, acting with the authorization of the Lenders.
“Approved Manager” means the Approved Commercial Manager and/or the Approved Technical Manager.
“Approved Pooling Arrangement” means, in relation to a Vessel, any pooling arrangement:
(a)     proposed by the Guarantor owning that Vessel;
(b)     run by any Affiliate of the Approved Commercial Manager of that Vessel; and

(c)	approved in writing by the Facility Agent (acting on the instructions of the Majority Lenders) prior to that Vessel’s entry into such pooling arrangement.
“Approved Technical Manager” means, in respect of a Vessel, Scorpio Ship Management s.a.m., a company incorporated in Monaco whose registered office is at 9, Rue de Gabian, Monte Carlo, the Principality of Monaco or any Affiliate thereof, Claus-Peter Offen Tankschiffreederei (GmbH & Co.) KG, a company incorporated in Germany whose registered office is at Bleichenbrücke 10, 20354 Hamburg, Germany, or any other person approved in writing by the Facility Agent, acting with the authorization of the Majority Lenders, as the technical manager of that Vessel.
“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.
“Authorization” means an authorization, consent, approval, resolution, license, exemption, filing, notarization, legalization or registration.
“Availability Period” means, in respect of each Tranche, the period from and including the date of this Agreement up to October 31, 2016 (or such later date as the Facility Agent, with the consent of the Majority Lenders, agrees with the Borrower).
“Available Commitment” means a Lender’s Commitment minus:

(a)	the amount of its participation in the outstanding Loan; and

(b)	in relation to any proposed Drawdown, the amount of its participation in any Advance that is due to be made under the relevant Tranche on or before the proposed Drawdown Date.
“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.
”Bail-In Action” means the exercise of any Write-down and Conversion Powers.
”Bail-In Legislation” means:

(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
“Balloon Payment” has the meaning given to it in Clause 6.1 (Repayment of the Loan).
“Bank Secrecy Act” means the U.S. Bank Secrecy Act of 1970, as amended.
“Basel III” means:

(a)
the agreements on capital requirements, leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)
the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.
“Break Costs” means any claim, expense, liability or loss, including a loss of a prospective profit, or any other amount incurred by a Lender:

(a)
in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Commitment and/or any overdue amount (or aggregate amount which includes its Commitment or any overdue amount); and

(b)
in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender concerned) to hedge any exposure arising under this Agreement or that part which the Lender concerned determines is fairly attributable to this Agreement of the amount of the liabilities, expenses or losses (including losses of prospective profits) incurred by it in terminating, or otherwise in connection with, a number of transactions of which this Agreement is one.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, England (with respect to fixing of LIBOR only), New York, New York, Amsterdam, The Netherlands, Frankfurt, Germany and Curaçao.
“Cash Equivalents” means:

(a)
securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

(b)
time deposits, certificates of deposit or deposits in the interbank market of any commercial bank of recognized standing organized under the laws of the United States of America, any state thereof or any foreign jurisdiction having capital and surplus in excess of $500,000,000; and

(c)	such other securities or instruments as the Majority Lenders shall agree in writing;
and in respect of both (a) and (b) above, with a Rating Category of at least “A-” by S&P and “A” by Moody’s (or the equivalent used by another Rating Agency), and in each case having maturities of not more than ninety (90) days from the date of acquisition.
“Change of Control” means:

(a)	in respect of the Borrower,

(i)
a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than any holders of the Borrower’s Equity Interests as at the date of this Agreement, becoming the ultimate “beneficial owner” (as so defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Borrower (calculated on a fully diluted basis); or

(ii)
individuals who at the beginning of any period of two consecutive calendar years constituted the Board of Directors or equivalent governing body of the Borrower (together with any new directors (or equivalent) whose election by such Board of Directors or equivalent governing body or whose nomination for election was approved by a vote of at least two-thirds of the members of such Board of Directors or equivalent governing body then still in office who either were members of such Board of Directors or equivalent governing body at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least 50% of the members of such Board of Directors or equivalent governing body then in office;

(b)
in respect of any Guarantor, the occurrence of any act, event or circumstance that without prior written consent of the Majority Lenders results in the Borrower owning directly or indirectly less than 100% of the issued and outstanding Equity Interests in a Guarantor.

“Charter” means, in respect of a Vessel, any charter, or other contract for its employment, whether or not already in existence.
“Charter Assignment” means, in respect of a Vessel, an assignment of any Charter in excess of 12 months for such Vessel (other than a Charter where the charterer is a member and/or Affiliate of the Group or pursuant to an Approved Pooling Arrangement), in agreed form.
“Code” means the U.S. Internal Revenue Code of 1986.

“Commercial Management Agreement” means, in respect of a Vessel, the agreement entered into between a Guarantor owning such Vessel and the Approved Commercial Manager regarding the commercial management of that Vessel.
“Commission” or “SEC” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.
“Commitment” means:

(a)
in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Part B of Schedule 1 (The Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
“Commitment Date” means August 5, 2016.
“Compliance Certificate” means a certificate in the form set out in Schedule 6 (Form of Compliance Certificate) or in any other form agreed between the Borrower and the Facility Agent.
“Confidential Information” means all information relating to any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 43 (Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)
is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking in any form agreed between the Borrower and the Facility Agent.

“Consolidated EBITDA” means, for any accounting period, the consolidated net income of the Borrower for that accounting period:

(a)	plus, to the extent deducted in computing the net income of the Borrower for that accounting period, the sum, without duplication, of:

(i)	all federal, state, local and foreign income taxes and tax distributions;

(ii)	Consolidated Net Interest Expense;

(iii)
depreciation, depletion, amortization of intangibles and other non-cash charges or non-cash losses (including non-cash transaction expenses and the amortization of debt discounts) and any extraordinary losses not incurred in the ordinary course of business;

(iv)	expenses incurred in connection with a special or intermediate survey of a Fleet Vessel during such period; and

(v)	any drydocking expenses;

(b)
minus, to the extent added in computing the consolidated net income of the Borrower for that accounting period, (i) any non-cash income or non-cash gains and (ii) any extraordinary gains on asset sales not incurred in the ordinary course of business.

“Consolidated Funded Debt” means, for any accounting period, the sum of the following for the Borrower determined (without duplication) on a consolidated basis for such period and in accordance with IFRS consistently applied:

(a)	all Financial Indebtedness; and

(b)
all obligations to pay a specific purchase price for goods or services whether or not delivered or accepted (including take-or-pay and similar obligations) which in accordance with IFRS would be shown on the liability side of a balance sheet;

provided that balance sheet accruals for future drydock expenses shall not be classified as Consolidated Funded Debt.
“Consolidated Liquidity” means, on a consolidated basis at any time, the sum of (a) cash and (b) Cash Equivalents, in each case held by the Borrower or any of its subsidiaries on a freely available and unencumbered basis.
“Consolidated Net Interest Expense” means the aggregate of all interest, commissions, discounts and other costs, charges or expenses accruing that are due from the Borrower and all of its subsidiaries during the relevant accounting period less (i) commitment fees, (ii) interest income received and (iii) amortization of deferred charges and arrangement fees, determined on a consolidated basis in accordance with IFRS and as shown in the consolidated statements of income for the Borrower.
“Consolidated Tangible Net Worth” means, on a consolidated basis, the total shareholders’ equity (including retained earnings) of the Borrower, minus goodwill and other non-tangible items.
“Consolidated Total Capitalization” means Consolidated Tangible Net Worth plus Consolidated Funded Debt.

“Corresponding Debt” means any amount, other than any Parallel Debt, which an Obligor owes to a Creditor Party under or in connection with the Finance Documents.
“Creditor Party” means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.
“Default” means an Event of Default or a Potential Event of Default.
“Delegate” means any delegate, agent, attorney, co-trustee or other person appointed by the Security Agent.
“Disruption Event” means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties or, if applicable, any Obligor; or

(b)
the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party or, if applicable, any Obligor preventing that, or any other, Party or, if applicable, any Obligor:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties or, if applicable, any Obligor in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party or, if applicable, any Obligor whose operations are disrupted.
“Document of Compliance” has the meaning given to it in the ISM Code.
“dollars” and “$” mean the lawful currency, for the time being, of the U.S.
“Drawdown” means the drawdown of an Advance.
“Drawdown Date” means the date of a Drawdown, being the date on which the relevant Advance is to be made.
“Drawdown Request” means a notice substantially in the form set out in Part A of Schedule 3 (Requests).
“Earnings” means, in respect of a Vessel, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Guarantor owning that Vessel or the Security Agent and which arise out of the use or operation of that Vessel, including (but not limited to):

(a)	the following, save to the extent that any of them is, pooled or shared with any other person, pursuant to an Approved Pooling Arrangement:

(i)	all freight, hire and passage moneys;

(ii)	compensation payable to the relevant Guarantor or the Security Agent in the event of requisition of that Vessel for hire;

(iii)	remuneration for salvage and towage services;

(iv)	demurrage and detention moneys;

(v)	damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Vessel;

(vi)	all moneys which are at any time payable under any Insurances in relation to loss of hire;

(vii)	all monies which are at any time payable to the relevant Guarantor in relation to general average contribution; and

(b)
if and whenever that Vessel is employed on terms whereby any moneys falling within sub-paragraphs (i) to (vi) of paragraph (a) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Vessel.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“Earnings Account” means, in respect of a Vessel, an account in the name of the Guarantor owning that Vessel with the Account Bank with account number 44 92 92 029 (in the case of Vessel A), 41 60 58 434 (in the case of Vessel B), 41 69 27 270 (in the case of Vessel C), and 46 98 67 213 (in the case of Vessel D), or any other account (with the Account Bank, the Agent or with another bank or financial institution acceptable to the Majority Lenders) which is designated by the relevant Guarantor and approved by the Facility Agent as the Earnings Account in respect of that Vessel for the purposes of this Agreement.
“Earnings Assignment” means, in respect of a Vessel, an assignment of the Earnings and any Requisition Compensation of that Vessel, in agreed form.
“Environmental Approval” means any present or future permit, ruling, variance or other Authorization required under Environmental Laws.
“Environmental Claim” means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, “claim” includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.
“Environmental Incident” means:

(a)	any release, emission, spill or discharge into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material from a Vessel; or

(b)
any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than a Vessel and which involves a collision between a Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Vessel and/or any Transaction Obligor and/or any operator or manager of a Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from a Vessel and in connection with which a Vessel is actually or potentially liable to be arrested and/or where any Transaction Obligor and/or any operator or manager of a Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

“Environmental Law” means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.
“Environmentally Sensitive Material” means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.
“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
“Equity Interests” of any person means:

(a)	any and all shares and other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such person; and

(b)
all rights to purchase, warrants or options or convertible debt (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such person.

“Equity Proceeds” means the net cash proceeds from the issuance of common or preferred stock of the Borrower.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means a trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary of it, would be deemed to be a single employer under Section 414 of the Code.
“ERISA Funding Event” means:

(a)	any failure by any Plan to satisfy the minimum funding standards (for purposes of Section 412 or 430 of the Code or Section 302 of ERISA), whether or not waived;

(b)	the filing pursuant to Section 412 of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan;

(c)	the failure by the Borrower, any Guarantor or any ERISA Affiliate to make any required contribution to a Multiemployer Plan;

(d)	a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430(i) of the Code);

(e)	the incurrence by the Borrower, any Guarantor or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan;

(f)
a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Section 4245 of ERISA, in reorganization within the meaning of Section 4241 of ERISA or in endangered status within the meaning of Section 432 of the Code or Section 305 of ERISA;

(g)	any Reportable Event; or

(h)	the existence with respect to any Plan of a non-exempt “prohibited transaction” for purposes of Section 406 of ERISA or Section 4975 of the Code.
“ERISA Termination Event” means:

(a)
the imposition of any lien in favor of the PBGC on any Plan or Multiemployer Plan, or on any asset of the Borrower, any Guarantor or any ERISA Affiliate in connection with any Plan or Multiemployer Plan;

(b)
the receipt by the Borrower, any Guarantor or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan or Multiemployer Plan under Section 4042 of ERISA;

(c)	the receipt by the Borrower, any Guarantor or ERISA Affiliate of any notice that a Multiemployer Plan is in critical status within the meaning of Section 432 of the Code or Section 305 of ERISA;

(d)	the filing of a notice of intent to terminate a Plan under Section 4041 of ERISA; or

(e)
the occurrence of any other event or condition which under Section 4042 of ERISA, could reasonably be expected to lead to the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan.

“Event of Default” means any event or circumstance specified as such in Clause 26 (Events of Default).
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor act thereto, and (unless the context otherwise requires) includes the rules and regulations of the Commission promulgated thereunder.
“Existing Indebtedness” means the outstanding Financial Indebtedness of the Borrower under the Loan Agreement dated July 2, 2013 as amended by a Letter Agreement dated August 19, 2013, a

Letter Agreement dated September 22, 2014, a First Amendatory Agreement dated November 19, 2014 and a Second Amendatory Agreement dated May 28, 2015, and as may be further amended or supplemented from time to time, among (i) the Borrower, (ii) the companies listed in schedule 10 thereto as joint and several guarantors, (iii) the banks and financial institutions listed in schedule 1 thereto as Lenders, (iv) the banks and financial listed in schedule 2 thereto as Swap Banks, (v) the banks and financial institutions listed therein as Lead Arrangers, (vi) the banks and financial institutions listed therein as Bookrunners, (vii) the banks and financial institutions listed therein as Co-Arranger and (viii) Nordea Bank Finland plc, New York Branch, as Agent and Security Trustee providing for a loan facility in the aggregate principal amount of (originally) up to $525,000,000.
“Executive Order” means an executive order issued by the President of the United States of America.
“Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).
“Facility Office” means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.
“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the U.S. and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the IRS, the U.S. government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.
“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.
“Fee Letter” means any letter or letters dated on or about the date of this Agreement between any of the Arranger, the Underwriter, the Facility Agent and the Security Agent and any Obligor setting out any of the fees referred to in Clause 11 (Fees).
“Finance Document” means:

(a)	this Agreement;

(b)	any Fee Letter;

(c)	the Note;

(d)	each Drawdown Request;

(e)	any Security Document;

(f)	any other document which is executed for the purpose of establishing any priority or subordination arrangement in relation to the Secured Liabilities; or

(g)	any other document designated as such by the Facility Agent and the Borrower.
“Finance Party” means the Facility Agent, the Security Agent, the Arranger, the Underwriter or a Lender.
“Financial Indebtedness” means
with respect to any person (the "Debtor") at any date of determination (without duplication):

(a)	all obligations of the Debtor for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the Debtor;

(b)	all obligations of the Debtor evidenced by bonds, debentures, notes or other similar instruments;

(c)
all obligations of the Debtor in respect of any acceptance credit, guarantee or letter of credit facility or equivalent made available to the Debtor (including reimbursement obligations with respect thereto) which in accordance with IFRS would be shown on the liability side of a balance sheet;

(d)
all obligations of the Debtor to pay the deferred purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereto or the completion of such services, except trade payables;

(e)	all capitalised lease obligations of the Debtor as lessee;

(f)
all Financial Indebtedness of persons other than the Debtor secured by a Security on any asset of that person, whether or not such Financial Indebtedness is assumed by the Debtor, provided that the amount of such Financial Indebtedness shall be the lesser of:

(i)	the fair market value of such asset at such date of determination; and

(ii)	the amount of such Financial Indebtedness; and

(g)
all Financial Indebtedness incurred under any guarantee, indemnity or similar obligation to the extent such Financial Indebtedness is guaranteed, secured, expressed to be indemnified by, or otherwise assured by the Debtor.

The amount of Financial Indebtedness of any Debtor at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to the contingent obligations set out in paragraphs (f) and (g) above, the maximum liability which would or might arise upon the occurrence of the contingency giving rise to the obligation, as determined in conformity with IFRS, provided that:

(a)	the amount outstanding at any time of any Financial Indebtedness issued with an original issue discount shall be deemed to be the face amount of such Financial Indebtedness less the remaining unamortised portion of such original issue discount of such Financial Indebtedness at such time; and

(b)	the calculation of Financial Indebtedness shall not take into account any liability of the Debtor for taxes.
“Fiscal Year” means, in relation to any person, each period of one (1) year commencing on January 1 of each year and ending on December 31 of such year in respect of which its accounts are or ought to be prepared.
“Fleet Vessel” means each vessel owned by a wholly owned direct or indirect subsidiary of the Borrower (including, but not limited to, the Vessels).
“Foreign Pension Plan” means any plan, fund (including without limitation, any superannuation fund) or other similar program established or maintained outside the U.S. by any Obligor or any one or more of its Subsidiaries primarily for the benefit of its or their employees residing outside the U.S., which plan, fund or other similar program provides, or results in, (i) a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan would be covered by the funding requirements of ERISA or the Code but which is not subject to ERISA or the Code, or (ii) retirement income, and which plan is not subject to ERISA or the Code.
“Group” means the Borrower and its Subsidiaries for the time being.
“IACS” means the International Association of Classification Societies.
“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.
“Indemnified Person” has the meaning given to it in Clause 14.2 (Other indemnities).
“Insolvency Event” means with respect to any person:

(a)
such person shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or

(b)
a proceeding shall have been instituted by or against such person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, and solely in case of an involuntary proceeding:

(i)	such proceeding shall remain undismissed or unstayed for a period of 45 days; or

(ii)
any of the actions sought in such involuntary proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur.

“Insurances” means, in respect of a Vessel:

(a)
all policies and contracts of insurance, including entries of that Vessel in any protection and indemnity or war risks association, effected in respect of that Vessel, the Earnings or otherwise in respect of that Vessel whether before, on or after the date of this Agreement; and

(b)
all rights and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium and any rights in relation to any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

“Insurance Assignment” means, in respect of a Vessel, an assignment of Insurances, in agreed form.
“Interest Period” means, in relation to any Advance or the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).
“Interpolated Screen Rate” means, in relation to LIBOR for an Advance, the Loan or any Unpaid Sum, the rate which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of such Advance, the Loan or that Unpaid Sum; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of such Advance, the Loan or that Unpaid Sum, each as of the Specified Time on the Quotation Day for the currency of the Loan or that Unpaid Sum.
“IRS” means the U.S. Internal Revenue Service or any successor taxing authority or agency of the U.S. government;
“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organization, as the same may be amended or supplemented from time to time.
“ISPS Code” means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization’s (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.
“ISSC” means an International Ship Security Certificate issued under the ISPS Code.
“Lender” means:

(a)	any Original Lender; and

(b)
any reputable financial institution governed by banking regulations in the United States, the United Kingdom and/or the European Union which has become a Party in accordance with Clause 27 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with this Agreement.

“LIBOR” means, in relation to any Advance, the Loan or any Unpaid Sum:

(a)	the applicable Screen Rate;

(b)	(if no Screen Rate is available for the Interest Period of the Advance, the Loan or that Unpaid Sum), the applicable Interpolated Screen Rate; or

(c)	if:

(i)	no Screen Rate is available for the currency of the Advance, the Loan or that Unpaid Sum); or

(ii)
no Screen Rate is available for the Interest Period of the Advance, the Loan or that Unpaid Sum and it is not possible to calculate an Interpolated Screen Rate for the Advance, the Loan or that Unpaid Sum, the Reference Bank Rate,
as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for dollars for the Advance, the Loan or that Unpaid Sum and for a period equal in length to the Interest Period of the Advance, the Loan or that Unpaid Sum and, if any such rate is below zero, LIBOR shall be deemed to be zero.
“Loan” means the loan to be made available under the Facility or the aggregate principal amount outstanding for the time being of the borrowings under the Facility.
“Major Casualty” means any casualty to the Vessel in relation to which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds U.S.$500,000 or the equivalent in any other currency.
“Majority Lenders” means:

(a)	if no Advance has yet been made, a Lender or Lenders whose Commitments aggregate more than 66⅔ percent of the Total Commitments; or

(b)
at any other time, a Lender or Lenders whose participations in the Loan aggregate more than 66⅔ percent of the amount of the Loan then outstanding or, if the Loan has been repaid or prepaid in full, a Lender or Lenders whose participations in the Loan immediately before repayment or prepayment in full aggregate more than 66⅔ percent of the Loan immediately before such repayment.

“Management Agreement” means, in respect of a Vessel, the master agreement dated January 23, 2013 entered into by and among (i) the Borrower, (ii) Scorpio Commercial Management s.a.m. and Scorpio Ship Management s.a.m., or such other management agreement in respect of a Vessel approved in writing by the Facility Agent, acting with the authorization of the Majority Lenders.
“Manager’s Undertaking” means, in respect of a Vessel, the letter of undertaking from the Approved Technical Manager and the letter of undertaking from the Approved Commercial Manager subordinating the rights of the Approved Technical Manager and the Approved Commercial Manager respectively against that Vessel and each Guarantor to the rights of the Finance Parties and assigning the rights and interests of the Approved Technical Manager and the Approved Commercial Manager in the Insurances to the Finance Parties in agreed form.

“Margin” means 1.60 percent per annum.
“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the U.S. Federal Reserve System and any successor regulations thereto, as in effect from time to time.
“Market Disruption Event” has the meaning given to it in Clause 10.2 (Market disruption).
“Market Value” means, in respect of a Vessel or any other vessel, at any date, the market value of that Vessel or vessel shown by one valuation or the arithmetic mean of two or three valuations, as the case may be, prepared:

(a)	unless otherwise specified, as at a date not more than 14 days previously;

(b)	by an Approved Appraiser or Approved Appraisers;

(c)	without physical inspection (i.e., on a “desk-top” basis) of that Vessel or vessel; and

(d)	on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any Charter.
“Material Adverse Effect” means in the reasonable opinion of the Majority Lenders a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of any Obligor or the Group as a whole; or

(b)	the ability of any Transaction Obligor to perform its obligations under any Finance Document; or

(c)
the validity or enforceability of, or the effectiveness or ranking of any Security granted or intended to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“Maturity Date” means August 4, 2017.
“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
The above rules will only apply to the last Month of any period.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Mortgage” means, in respect of a Vessel, the first preferred Marshall Islands or Liberian ship mortgage on that Vessel in agreed form.
“Multiemployer Plan” means, at any time, a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Obligor or any ERISA Affiliate has any liability or obligation to contribute or has within any of the six preceding plan years had any liability or obligation to contribute.
“Non-indemnified Tax” means:

(a)
any tax on the net income of a Finance Party (but not a tax on gross income or individual items of income), whether collected by deduction or withholding or otherwise, which is levied by a taxing jurisdiction which:

(i)	is located in the country under whose laws such entity is incorporated or formed (or in the case of a natural person is a country of which such person is a citizen); or

(ii)	with respect to any Lender, is located in the country of its Facility Office; or

(iii)	with respect to any Finance Party other than a Lender, is located in the country from which such party has originated its participation in this transaction; or

(b)	any FATCA Deduction made on account of a payment to a Party.
“Note” means a promissory note of the Borrower, payable to the order of the Facility Agent, evidencing the aggregate indebtedness of the Borrower under this Agreement, in agreed form.
“Obligor” means the Borrower and the Guarantors.
“Original Financial Statements” means in relation to the Borrower, the audited consolidated financial statements of the Group for its Fiscal Year ended 2015.
“Parallel Debt” means any amount which an Obligor owes to the Security Agent under Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) or under that clause as incorporated by reference or in full in any other Finance Document.
“pari passu”, when used with respect to the ranking of any Financial Indebtedness of any person in relation to other Financial Indebtedness of such person, means that each such Financial Indebtedness:

(a)
either (i) is not subordinated in right of payment to any other Financial Indebtedness of such person or (ii) is subordinate in right of payment to the same Financial Indebtedness of such person as is the other and is so subordinate to the same extent; and

(b)	is not subordinate in right of payment to the other or to any Financial Indebtedness of such person as to which the other is not so subordinate.
“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PATRIOT Act” means the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as amended.
“Party” means a party to this Agreement.
“PBGC” means the U.S. Pension Benefits Guarantee Corporation and its successors.
“Permitted Charter” means:

(a)	a Charter:

(i)	which is a time, voyage or consecutive voyage charter;

(ii)	the duration of which does not exceed and is not capable of exceeding, by virtue of any optional extensions, 13 months plus a redelivery allowance of not more than 30 days;

(iii)	which is entered into on bona fide arm’s length terms at the time at which that Vessel is fixed; and

(iv)	in relation to which not more than two months’ hire is payable in advance; or

(b)	a Charter which is entered into pursuant to an Approved Pooling Arrangement; or

(c)	any Charter (other than one covered by paragraph (a) or (b) above) which is approved in writing by the Facility Agent acting with the authorization of the Majority Lenders.
“Permitted Financial Indebtedness” means:

(a)	any Financial Indebtedness incurred under the Finance Documents;

(b)
any Financial Indebtedness that is subordinated to all Financial Indebtedness incurred under the Finance Documents on terms satisfactory to the Facility Agent (acting on instructions of the Majority Lenders).

“Permitted Security” means:

(a)	Security created by the Finance Documents;

(b)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(c)	liens for unpaid master’s and crew’s wages in accordance with usual maritime practice;

(d)	liens for salvage;

(e)	liens for master’s disbursements incurred in the ordinary course of trading; and

(f)	any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of any Vessel and not as a result of any default or omission by any

Obligor and subject, in the case of liens for repair or maintenance, to Clause 23.16 (Restrictions on chartering, appointment of managers etc.).
“Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect to which any Obligor or ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Potential Event of Default” means any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.
“Prohibited Person” means any person (whether designated by name or by reason of being included in a class of persons) against whom Sanctions are directed, but only to the extent that transactions with such person would be prohibited or restricted to an Obligor, a Finance Party or any other person resident in or otherwise subject to the jurisdiction of the United States, the United Kingdom or the European Union.
“Protected Party” has the meaning given to it in Clause 12.1 (Definitions).
“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).
“Rating Agencies” means:

(a)	S&P and Moody’s; or

(b)
if S&P or Moody’s or both of them are not making ratings of securities publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Facility Agent with the consent of the Majority Lenders, which will be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means:

(a)	with respect to S&P, any of the following categories (any of which may include a “+” or “-”): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories);

(b)	with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

(c)	the equivalent of any such categories of S&P or Moody’s used by another Rating Agency, if applicable.
“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in dollars for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.
“Reference Banks” means the principal Frankfurt am Main offices of DVB Bank SE and/or such other banks as may be appointed by the Facility Agent in consultation with the Borrower.
“Relevant Interbank Market” means the London interbank market.
“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its jurisdiction of incorporation or formation;

(b)	any jurisdiction where any asset subject to, or intended to be subject to, any of the Transaction Security created, or intended to be created, by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.
“Repayment Date” means each date on which a Repayment Instalment is required to be paid under Clause 6.1 (Repayment of Loan).
“Repayment Instalment” has the meaning given to it in Clause 6.1 (Repayment of Loan).
“Repeating Representation” means each of the representations set out in Clause 18 (Representations) except Clause 18.10 (Solvency; Insolvency Event; Creditor’s process), Clause 18.11 (No filing or registration or stamp taxes), Clause 18.12 (Deduction of Tax) and Clause 18.17 (No proceedings pending or threatened) and any representation of any Obligor made in any other Finance Document that is expressed to be a “Repeating Representation” or is otherwise expressed to be repeated.
“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived.
“Requisition” means, in respect of a Vessel:

(a)
any expropriation, confiscation, requisition or acquisition of that Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding one year without any right to an extension) unless it is within 60 days redelivered to the full control of the relevant Guarantor; and

(b)	any arrest, capture, seizure or detention of that Vessel (including any hijacking or theft) unless it is within 60 days redelivered to the full control of the relevant Guarantor.
“Requisition Compensation” includes all compensation or other moneys payable by reason of any Requisition.
“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies Inc., and its successors.
“Safety Management Certificate” has the meaning given to it in the ISM Code.
“Safety Management System” has the meaning given to it in the ISM Code.
“Sanctions” means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)	imposed by law or regulation of the United Kingdom, the Council of the European Union, the United Nations or its Security Council or the United States of America; or

(b)
otherwise imposed by any law or regulation or Executive Order by which any Obligor or any Finance Party is bound or, as regards a regulation, compliance with which is reasonable in the ordinary course of business of any Obligor or Finance Party including, without limitation, laws or regulations or Executive Orders restricting loans to investments in, or the exports of assets to, foreign countries or entities doing business there, provided that such laws, regulations, sanctions, embargoes, freezing provisions, prohibitions or restrictive measures shall be applicable only to the extent such laws, regulations, sanctions, embargoes or restrictive measures are not in conflict with the laws of the United States of America.
“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant period displayed on page LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.
“Secured Liabilities” means all present and future obligations and liabilities, (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Transaction Obligor to any Creditor Party under or in connection with each Finance Document.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor act thereto, and (unless the context otherwise requires) includes the rules and regulations of the Commission promulgated thereunder.
“Security” means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

“Security Assets” means all of the assets of the Transaction Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.
“Security Document” means:

(a)	any Shares Security;

(b)	any Mortgage;

(c)	any Earnings Assignment;

(d)	any Insurance Assignment;

(e)	any Charter Assignment;

(f)	any Account Security;

(g)	any Manager’s Undertaking;

(h)	any other document (whether or not it creates Security) which is executed as security for the Secured Liabilities; or

(i)	any other document designated as such by the Facility Agent and the Borrower.
“Security Period” means the period starting on the date of this Agreement and ending on the date on which the Facility Agent is satisfied that there is no outstanding Commitment in force and that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.
“Security Property” means:

(a)	the Transaction Security expressed to be granted in favor of the Security Agent as trustee for the Creditor Parties and all proceeds of that Transaction Security;

(b)
all obligations expressed to be undertaken by a Transaction Obligor to pay amounts in relation to the Secured Liabilities to the Security Agent as trustee for the Creditor Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by a Transaction Obligor or any other person in favor of the Security Agent as trustee for the Creditor Parties;

(c)	the Security Agent’s interest in any turnover trust created under the Finance Documents; and

(d)
any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Creditor Parties, except:

(i)	rights intended for the sole benefit of the Security Agent; and

(ii)	any moneys or other assets which the Security Agent has transferred to the Facility Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement.
“Selection Notice” means a notice substantially in the form set out in Part B of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).
“Servicing Party” means the Facility Agent or the Security Agent.
“Shares Security” means, in relation to a Guarantor, a document creating Security over the Equity Interests of that Guarantor in agreed form.
“Specified Time” means a time determined in accordance with Schedule 7 (Timetables).
“Subordinated Creditor” means:

(a)	an Obligor; or

(b)	any other person who is owed Subordinated Liabilities.
“Subordinated Finance Document” means any document relating to or evidencing Subordinated Liabilities.
“Subordinated Liabilities” means all indebtedness owed or expressed to owed by the Borrower to a Subordinated Creditor whether under the Subordinated Finance Documents or otherwise.
“Subordination Agreement” means a subordination agreement entered into or to be entered into by each Subordinated Creditor and the Security Agent in agreed form.
“Subsidiary” means, with respect to any person (the “parent”) at any date:

(a)
any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors (or equivalent governing body) thereof are, as of such date, directly, indirectly or beneficially owned, controlled or held by the parent and/or one or more subsidiaries of the parent;

(b)
any partnership (i) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (ii) the only general partners of which are the parent and/or one or more subsidiaries of the parent;

(c)
any other person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with IFRS as of such date;

(d)
any other person of which at least a majority of the income, capital, beneficial or ownership interests (however designated) are at the time directly, indirectly or beneficially owned or controlled by the parent and/or one or more subsidiaries of the parent; or

(e)	any other person that is otherwise controlled by the parent and/or one or more subsidiaries of the parent.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
“Tax Credit” has the meaning given to it in Clause 12.1 (Definitions).
“Tax Deduction” has the meaning given to it in Clause 12.1 (Definitions).
“Tax Payment” has the meaning given to it in Clause 12.1 (Definitions).
“Technical Management Agreement” means, in respect of a Vessel, the agreement entered into between the Guarantor owning such Vessel and the Approved Technical Manager regarding the technical management of that Vessel.
“Total Commitments” means the aggregate of the Commitments, being $90,000,000 at the date of this Agreement.
“Total Loss” means, in respect of a Vessel:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Vessel; or

(b)	any Requisition.
“Total Loss Date” means, in relation to the Total Loss of a Vessel:

(a)	in the case of an actual loss of that Vessel, the date on which it occurred or, if that is unknown, the date when that Vessel was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Vessel, the earlier of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the relevant Guarantor with that Vessel’s insurers in which the insurers agree to treat that Vessel as a total loss; and

(c)	in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Facility Agent that the event constituting the total loss occurred.
“Tranche” means Tranche A, Tranche B, Tranche C or Tranche D as the context may require.
“Tranche A” has the meaning given to it in Clause 3.1(a)(i).
“Tranche B” has the meaning given to it in Clause 3.1(a)(ii).
“Tranche C” has the meaning given to it in Clause 3.1(a)(iii).
“Tranche D” has the meaning given to it in Clause 3.1(a)(iv).
“Transaction Document” means:

(a)	a Finance Document;

(b)	a Subordinated Finance Document;

(c)	any Charter

(d)	any Approved Pooling Arrangement; or

(e)	any other document designated as such by the Facility Agent and the Borrower.
“Transaction Obligor” means an Obligor, any Approved Manager who is a member of the Group or any other member of the Group who executes a Transaction Document.
“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.
“Transfer Certificate” means a certificate in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrower.
“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.
“UCC” means the Uniform Commercial Code of the State of New York.
“Unpaid Sum” means any sum due and payable but unpaid by a Transaction Obligor under the Finance Documents.
“U.S.” means the United States of America.
“VAT” means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“VAT Group” means two or more companies or limited liability partnerships which register as a single taxable entity for VAT purposes.
“Vessel” means Vessel A, Vessel B, Vessel C or Vessel D.
“Vessel A” means the product tanker of 38,000 deadweight tons, currently registered in the name of Guarantor A under Marshall Islands flag with the name “STI WEMBLEY”, IMO number 9691735.

“Vessel B” means the product tanker of 49,990 deadweight tons, currently registered in the name of Guarantor B under Marshall Islands flag with the name “STI MILWAUKEE”, IMO number 9686974.
“Vessel C” means the product tanker of 49,990 deadweight tons, currently registered in the name of Guarantor C under Marshall Islands flag with the name “STI SENECA”, IMO number 9704477.
“Vessel D” means the product tanker of 114,900 deadweight tons, currently registered in the name of Guarantor D under Marshall Islands flag with the name “STI ALEXIS”, IMO number 9696694.
“Voting Stock” of any person as of any date means the Equity Interests of such person that are at the time entitled to vote in the election of the board of directors or similar governing body of such person.
”Write-down and Conversion Powers” means:

(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation:

(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)
the “Account Bank”, the “Arranger”, the “Underwriter”, the “Facility Agent”, any “Finance Party”, any “Lender”, any “Obligor”, any “Party”, any “Creditor Party”, the “Security Agent”, any “Transaction Obligor” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)	a liability which is “contingent” means a liability which is not certain to arise and/or the amount of which remains unascertained;

(iv)	“document” includes a deed and also a letter, Email, fax or telex;

(v)	“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Tax including VAT;

(vi)
a “Finance Document”, a “Security Document” or “Transaction Document” or any other agreement or instrument is a reference to that Finance Document, Security Document or Transaction Document or other agreement or instrument as amended or novated;

(vii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)
“law” includes any order or decree, any form of delegated legislation, any treaty or international convention and any statute, regulation or resolution or Executive Order of the United States of America, any state thereof, the Council of the European Union, the European Commission, the United Nations or its Security Council;

(ix)	“proceedings” means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure;

(x)
a “person” includes any individual or natural person, firm, corporation, limited liability company, partnership, government, state or agency of a state or any association, trust, joint venture, consortium unincorporated association, joint stock company and trust (whether or not having separate legal personality);

(xi)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization;

(xii)	a provision of law is a reference to that provision as amended or re-enacted;

(xiii)	a time of day is a reference to New York City time (unless otherwise indicated);

(xiv)
any New York legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than the State of New York or a U.S. federal court, be deemed to include that which most nearly approximates in that jurisdiction to the New York legal term;

(xv)	words denoting the singular number shall include the plural and vice versa; and

(xvi)	“including” and “in particular” (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used.

(b)	Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.

(c)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Potential Event of Default is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived.

1.3	Construction of insurance terms

In this Agreement:
“approved” means, for the purposes of Clause 22 (Insurance Undertakings), approved in writing by the Facility Agent;
“excess risks” means the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of a Vessel in consequence of its insured value being less than the value at which such Vessel is assessed for the purpose of such claims;
“obligatory insurances” means all insurances effected, or which a Guarantor is obliged to effect, under Clause 22 (Insurance Undertakings) or any other provision of this Agreement or of another Finance Document;
“policy” includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;
“protection and indemnity risks” means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83)(1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision; and
“war risks” includes the risk of mines and all risks excluded by clause 29 of the International Hull Clauses (1/11/02 or 1/11/03), clause 24 of the Institute Time Clauses (Hulls) (1/11/95) or clause 23 of the Institute Time Clauses (Hulls)(1/10/83).

1.4	Agreed forms of Finance Documents
References in Clause 1.1 (Definitions) to any Finance Document being in “agreed form” are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by the Borrower and the Facility Agent); or

(b)
in any other form agreed in writing between the Borrower and the Facility Agent acting with the authorization of the Majority Lenders or, where Clause 42.2 (All Lender matters) applies, all the Lenders.

1.5	Third party rights

(a)	Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)
Any Receiver, Delegate or any other person described in paragraph (d) of Clause 14.2 (Other indemnities), paragraph (b) of Clause 29.11 (Exclusion of liability) or paragraph (b) of Clause 30.11 (Exclusion of liability) may, subject to this Clause 1.5 (Third party rights), rely on any Clause of this Agreement which expressly confers rights on it.

SECTION 2

THE FACILITY

2	THE FACILITY

2.1	The Facility
Subject to the terms of this Agreement, the Lenders agree to make available to the Borrower a dollar term loan facility in four Tranches in an aggregate amount not exceeding the Total Commitments.

2.2	Finance Parties’ rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Transaction Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by a Transaction Obligor which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Transaction Obligor.

(c)	A Finance Party may, except as otherwise stated as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3	PURPOSE

3.1	Purpose

(a)
The Borrower shall apply all amounts borrowed by it under the Facility only for the purpose of partially refinancing the Existing Indebtedness and for other general corporate purposes, which borrowings shall be made available in the following four Tranches:

(i)	Tranche A, in a principal amount not exceeding the lesser of (i) 65 percent of the Market Value of Vessel A, and (ii) $18,500,000;

(ii)	Tranche B, in a principal amount not exceeding the lesser of (i) 65 percent of the Market Value of Vessel B, and (ii) $19,500,000;

(iii)	Tranche C, in a principal amount not exceeding the lesser of (i) 65 percent of the Market Value of Vessel C, and (ii) $20,500,000; and

(iv)	Tranche D, in a principal amount not exceeding the lower of (i) 65 percent of the Market Value of Vessel D, and (ii) $31,500,000.

3.2	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	CONDITIONS OF DRAWDOWN

4.1	Conditions precedent to delivery of a Drawdown Request
The Borrower may not deliver a Drawdown Request unless the Facility Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent.

4.2	Conditions precedent to each Advance
The Lenders will be obliged to comply with Clause 5.4 (Lenders’ participation) only if:

(a)	on the date of the Drawdown Request and on the proposed Drawdown Date and before the Advance under a Tranche is made available:

(i)	no Default is continuing or would result from the proposed Advance;

(ii)	the Repeating Representations to be made by each Obligor are true;

(iii)	a Change of Control has not occurred; and

(iv)	the provisions of paragraph (c) of Clause 10.3 (Alternative basis of interest or funding, suspension) do not apply;

(b)
the Facility Agent has received on or before the relevant Drawdown Date, or is satisfied that it will receive when such Advance is made available, all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent.

4.3	Notification of satisfaction of conditions precedent

(a)
The Facility Agent shall notify the Borrower and the Lenders promptly upon being satisfied as to the satisfaction of the conditions precedent and subsequent referred to in Clause 4.1 (Conditions precedent to delivery of a Drawdown Request) and Clause 4.2 (Conditions precedent to each Advance).

(b)
Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorize (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.4	Waiver of conditions precedent
If the Majority Lenders, at their discretion, permit an Advance to be borrowed before any of the conditions precedent referred to in Clause 4.1 (Conditions of Drawdown) or Clause 4.2 (Conditions precedent to each Advance) has been satisfied, the Borrower shall ensure that the waived condition is satisfied within five Business Days after the relevant Drawdown Date or such later date as the Facility Agent, acting with the authorization of the Majority Lenders, may agree in writing with the Borrower.

SECTION 3

DRAWDOWN

5	DRAWDOWN

5.1	Delivery of a Drawdown Request

(a)	The Borrower may utilize the Facility by delivery to the Facility Agent of a duly completed Drawdown Request not later than the Specified Time.

(b)	Only one Advance may be made under each Tranche.

5.2	Completion of a Drawdown Request

(a)	Each Drawdown Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Drawdown Date is a Business Day within the Availability Period; and

(ii)	the currency and amount of the Drawdown comply with Clause 5.3 (Currency and amount).

5.3	Currency and amount

(a)	The currency specified in a Drawdown Request must be dollars.

(b)	The amount of the proposed Advance must be an amount which is not more than the relevant Tranche; and

(c)
The amount of the proposed Advance must be an amount which would not oblige the Borrower to provide additional security or prepay part of the Advance if the ratio set out in Clause 24 (Security Cover) were applied and notice was given by the Facility Agent under Clause 24.1 (Minimum required security cover) immediately after that Advance was made.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Advance available by the relevant Drawdown Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Advance will be equal to the proportion borne by its Commitment to the Total Commitments immediately before making that Advance.

(c)	The Facility Agent shall notify each Lender of the amount of each Advance and the amount of its participation in that Advance by the Specified Time.

5.5	Cancellation of Commitments
The Commitments in respect of any Tranche which are unutilized after an Advance has been made with respect thereto or at the end of the Availability Period shall then be cancelled.

5.6	Disbursement of Advance to third party
A payment by the Facility Agent to a person other than the Borrower at the request of the Borrower shall constitute the making of the relevant Advance and the Borrower shall at that time become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender’s participation in that Advance.

5.7	Promissory note

(a)	The obligation of the Borrower to pay the principal of, and interest on, the Loan shall be evidenced by the Note.

(b)
Each Advance made by the Lenders to the Borrower may be evidenced by a notation of the same made by the Facility Agent on the grid attached to the Note, which notation, absent manifest error, shall be prima facie evidence of the amount of such Advance.

(c)
Each Lender shall record on its internal records the amount of its participation in each Advance and each payment in respect thereof, and the unpaid balance of such participation in such Advance shall, absent manifest error and to the extent not inconsistent with the notations made by the Facility Agent on the grid attached to the Note, be as so recorded.

(d)
The failure of the Facility Agent or any Lender to make any such notation shall not affect the obligation of the Borrower in respect of such Advance or the Loan nor affect the validity of any transfer by the Facility Agent of the Note.

(e)
On receipt of satisfactory evidence that the Note has been lost, mutilated or destroyed and on surrender of the remnants thereof, if any, the Borrower will promptly replace the Note, without charge to the Finance Parties, with a similar Note. If such replacement Note replaces a lost Note it shall bear an endorsement to that effect. Any lost Note subsequently found shall be surrendered to the Borrower and cancelled. The Facility Agent shall indemnify the Borrower for any losses, claims or damages resulting from the loss of such Note.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6	REPAYMENT

6.1	Repayment of Loan
The Borrower shall repay

(a)
Tranche A by three equal consecutive quarterly instalments, each in an amount of $330,000 (each a “Tranche A Repayment Instalment”), the first of which shall be repaid on the date falling three months after the Drawdown Date in respect of Tranche A, followed by a balloon payment in an amount of $17,510,000 on the Maturity Date (the “Tranche A Balloon Payment”);

(b)
Tranche B by three equal consecutive quarterly instalments, each in an amount of $350,000 (each a “Tranche B Repayment Instalment”), the first of which shall be repaid on the date falling three months after the Drawdown Date in respect of Tranche B, followed by a balloon payment in an amount of $18,450,000 on the Maturity Date (the “Tranche B Balloon Payment”);

(c)
Tranche C by three equal consecutive quarterly instalments, each in an amount of $370,000 (each a “Tranche C Repayment Instalment”), the first of which shall be repaid on the date falling three months after the Drawdown Date in respect of Tranche C, followed by a balloon payment in an amount of $19,390,000 on the Maturity Date (the “Tranche C Balloon Payment”); and

(d)
Tranche D by three equal consecutive quarterly instalments, each in an amount of $575,000 (each a “Tranche D Repayment Instalment” and, together with a Tranche A Repayment Instalment, a Tranche B Repayment Instalment, and a Tranche C Repayment Instalment, each a “Repayment Instalment”), the first of which shall be repaid on the date falling three months after the Drawdown Date in respect of Tranche D, followed by a balloon payment in an amount of $29,775,000 on the Maturity Date (the “Tranche D Balloon Payment” and, together with the Tranche A Balloon Payment, the Tranche B Balloon Payment and the Tranche C Balloon Payment, each a “Balloon Payment”).

6.2	Reduction of Repayment Instalments
If any part of a Tranche is cancelled, the Repayment Instalments in respect of such Tranche falling after that cancellation shall be reduced in inverse chronological order by the amount cancelled.

6.3	Maturity Date
On the Maturity Date, the Borrower shall additionally pay to the Facility Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.

6.4	Re-borrowing
The Borrower may not re-borrow any part of the Facility which is repaid.

7	PREPAYMENT AND CANCELLATION

7.1	Illegality

(a)
If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in an Advance or the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(i)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(ii)	upon the Facility Agent notifying the Borrower, the Available Commitment in respect of any Tranche of that Lender will be immediately cancelled; and

(iii)
the Borrower shall prepay that Lender’s participation in the Loan on the last day of the Interest Period for the Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment shall be cancelled in the amount of the participation prepaid.

(b)	Any partial prepayment under this Clause 7.1 (Illegality) shall reduce pro rata the amount of each Repayment Instalment falling after that prepayment by the amount prepaid.

7.2	Automatic cancellation

(a)	The unutilized Commitment (if any) of each Lender for each Tranche shall be automatically cancelled at close of business on the date on which the Advance relating to such Tranche is made available.

7.3	Voluntary prepayment of Loan

(a)
The Borrower may, if it gives the Facility Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Tranche (but, if in part, being an amount that reduces the amount of the relevant Tranche by a minimum amount of $500,000 or a multiple of that amount) on the last day of an Interest Period.

(b)
Any partial prepayment of a Tranche under this Clause 7.3 (Voluntary prepayment of Loan) shall reduce in inverse chronological order the amount of each Repayment Instalment (including the Balloon Payment) of such Tranche falling after that prepayment by the amount prepaid.

7.4	Mandatory prepayment on sale or Total Loss
If a Vessel is sold or becomes a Total Loss, the Borrower shall repay the Tranche applicable to that Vessel. Such repayment shall be made:

(a)	in the case of a sale of a Vessel, on or before the date on which the sale is completed by delivery of such Vessel to the buyer;

(b)
in the case of any arrest of a Vessel where a Vessel is not within 45 days redelivered to the full control of the relevant Guarantor, on or before the date falling 52 days after the date of the arrest of such Vessel; or

(c)
in the case of any other Total Loss, on the earlier of (i) the date falling 180 days after the Total Loss Date and (ii) the date of receipt by the Security Agent of the proceeds of insurance relating to such Total Loss.

7.5	Restrictions

(a)
Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	The Borrower may not re-borrow any part of the Facility which is prepaid.

(d)	The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Facility Agent receives a notice under this Clause 7 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

SECTION 5

COSTS OF DRAWDOWN

8	INTEREST

8.1	Calculation of interest
The rate of interest on the Loan or any part of the Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

(a)	the Margin; and

(b)	LIBOR.

8.2	Payment of interest

(a)	The Borrower shall pay accrued interest on the Loan or any part of the Loan on the last day of each Interest Period (each an “Interest Payment Date”).

(b)
If an Interest Period is longer than three Months, the Borrower shall also pay interest then accrued on the Loan or the relevant part of the Loan on the dates falling at three monthly intervals after the first day of the Interest Period.

8.3	Default interest

(a)
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2 percent per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent. Any interest accruing under this Clause 8.3 (Default interest) shall be immediately payable by the Obligor on demand by the Facility Agent.

(b)	If an Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan; and

(ii)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be 2 percent per annum higher than the rate which would have applied if that Unpaid Sum had not become due.

(c)
Default interest (if unpaid) accruing on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4	Notification of rates of interest
The Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

9	INTEREST PERIODS

9.1	Selection of Interest Periods

(a)
The first Interest Period for the Loan as specified in the first Drawdown Request shall be three Months from the Drawdown Date, unless otherwise agreed between the Borrower and the Facility Agent (acting on instructions of all Lenders).

(b)	Subject to paragraph (g) below, the Borrower may select each subsequent Interest Period in respect of the Loan in a Selection Notice.

(c)	Each Selection Notice is irrevocable and must be delivered to the Facility Agent by the Borrower not later than the Specified Time.

(d)
If the Borrower fails to deliver a Selection Notice to the Facility Agent in accordance with paragraphs (b) and (c) above, the relevant Interest Period will, subject to Clause 9.2 (Changes to Interest Periods) and paragraph (g) below, be three Months.

(e)
Subject to this Clause 9 (Interest Periods), the Borrower may select an Interest Period of three Months or any other period (up to a maximum of 12 Months) agreed between the Borrower and the Facility Agent (acting on the instructions of all the Lenders).

(f)	An Interest Period in respect of the Loan shall not extend beyond the Maturity Date.

(g)
In respect of a Repayment Instalment, an Interest Period for a part of the Loan equal to such Repayment Instalment shall end on the Repayment Date relating to it if such date is before the end of the Interest Period then current.

(h)
Subject to paragraph (i) below, the first Interest Period for the Loan shall start on the Drawdown Date and each subsequent Interest Period shall start on the last day of the preceding Interest Period.

(i)	Except for the purposes of paragraph (g) above, each Tranche shall have one Interest Period only at any time.

9.2	Changes to Interest Periods

(a)
If after the Borrower has selected and the Lenders have agreed an Interest Period longer than three Months, any Lender notifies the Facility Agent within two Business Days after the Specified Time relating to the relevant Drawdown Request or Selection Notice that it is not satisfied that deposits in dollars for a period equal to the Interest Period will be available to it in the Relevant Interbank Market when the Interest Period commences, the Facility Agent shall change the Interest Period to three Months.

(b)	If the Facility Agent makes any change to an Interest Period referred to in this Clause 9.2 (Changes to Interest Periods), it shall promptly notify the Borrower and the Lenders.

9.3	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10	CHANGES TO THE CALCULATION OF INTEREST

10.1	Absence of quotations
Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2	Market disruption

(a)
If a Market Disruption Event occurs in relation to an Advance or the Loan for any Interest Period, then the rate of interest on each Lender’s share of such Advance or the Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)	the Margin; and

(ii)
the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Advance or the Loan from whatever source it may reasonably select.

(b)	In this Agreement “Market Disruption Event” means:

(i)
at or about noon on the Quotation Day for the relevant Interest Period, LIBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR for dollars for the relevant Interest Period; or

(ii)
before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed 50 percent of the Loan) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR; or

(iii)
at least one Business Day before the start of an Interest Period, the Facility Agent receives notification from a Lender (the “Affected Lender”) that for any reason it is unable to obtain dollars in the Relevant Interbank Market in order to fund its participation in the Advance or the Loan.

10.3	Alternative basis of interest or funding, suspension

(a)
If a Market Disruption Event occurs and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(b)	Any substitute or alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties to the Finance Documents.

(c)	If a Market Disruption Event occurs before the Advance is made:

(i)
in circumstances falling within sub-paragraph (i) of paragraph (b) of Clause 10.2 (Market disruption) or sub-paragraph (ii) of paragraph (b) of Clause 10.2 (Market disruption), the Lenders’ obligation to make the Advance; or

(ii)	in circumstances falling within sub-paragraph (iii) of paragraph (b) of Clause 10.2 (Market disruption), the Affected Lender’s obligation to participate in the Advance, shall be suspended while the circumstances giving rise to the Market Disruption Event continue.

10.4	Break Costs

(a)
The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11	FEES

11.1	Commitment fee

(a)
The Borrower shall pay to the Facility Agent (for the account of each Lender) a fee computed beginning on the date that is 45 days after the Commitment Date at the rate of 1.00 percent per annum on that Lender’s Available Commitment from time to time for the Availability Period.

(b)
The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

11.2	Upfront fee
The Borrower shall pay to the Facility Agent for its own account an upfront fee in the amount and at the times agreed in a Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

12	TAX GROSS UP AND INDEMNITIES

12.1	Definitions

(a)	In this Agreement:
“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.
“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.
“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.
“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)
Unless a contrary indication appears, in this Clause 12 (Tax Gross Up and Indemnities) reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required, provided, however, that this Clause 12.2(c) shall not apply to any Tax Deduction arising with respect to any Non-Indemnified Tax imposed on a Finance Party.

(d)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction or payment shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3	Tax indemnity

(a)
The Borrower shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Non-indemnified Tax assessed on a Finance Party; or

(ii)	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 12.2 (Tax gross-up).

(c)
A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3 (Tax indemnity), notify the Facility Agent.

12.4	Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)
a Tax Credit is attributable to (i) an increased payment of which that Tax Payment forms part, (ii) to that Tax Payment or (iii) to a Tax Deduction in consequence of which that Tax Payment was received; and

(b)	that Finance Party has obtained, utilized and retained that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5	Stamp taxes
The Borrower shall pay and, within three Business Days of demand, indemnify each Creditor Party against any cost, loss or liability which that Creditor Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6	VAT

(a)
All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 12.6 (VAT) to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time.

(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

12.7	FATCA Information

(a)
Subject to paragraph (c) below, each Party confirms to each other Party that it is a FATCA Exempt Party on the date of this Agreement (or in the case of a New Lender, on the date of its applicable Transfer Certificate, and except as otherwise indicated therein) and thereafter each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)
supply to that other Party such forms (including IRS Form W-8 or Form W-9 or any successor or substitute form, as applicable), documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA.

(b)
If a Party confirms to another Party pursuant to paragraph (a) above that it is a FATCA Exempt Party or provides an IRS Form W-8 or W-9 showing that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, or that the IRS Form has ceased to be accurate or valid, that Party shall notify that other Party or provide a revised IRS Form, as applicable, reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality;
provided that nothing in this paragraph shall excuse any Finance Party from providing a true, complete and correct IRS Form W-8 or W-9 (or any successor or substitute form where applicable). Any information provided on such IRS Form W-8 or W-9 (or any successor or substitute forms) shall not be treated as confidential information of such party for purposes of this paragraph.

(d)
If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.8	FATCA Deduction

(a)
Each Party may make any FATCA Deduction as it reasonably determines is required to be made by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Facility Agent, and the Facility Agent shall notify the other Finance Parties.

(c)
If a FATCA Deduction is made as a result of any Finance Party failing to be a FATCA Exempt Party, such Party shall indemnify each other Finance Party against any loss, cost or expense to it resulting from such FATCA Deduction.

13	INCREASED COSTS

13.1	Increased costs

(a)
Subject to Clause 13.3 (Exceptions), the Borrower shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation made,
after the date of this Agreement. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) Basel III, and all requests, rules, guidelines and directives promulgated pursuant to the foregoing, are deemed to have been introduced or adopted after the date hereof, regardless of the date enacted or adopted.

(b)	In this Agreement, “Increased Costs” means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions
Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a change in the rate of tax on the overall net income of a Finance Party;

(b)
compensated for by Clause 12.2 (Tax gross-up) or 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(c)	compensated for by any payment made pursuant to Clause 14.3 (Mandatory Cost); or

(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(e)	relates to a Non-Indemnified Tax.

14	OTHER INDEMNITIES

14.1	Currency indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall, as an independent obligation, on demand, indemnify each Creditor Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

(a)	Each Obligor shall, on demand, indemnify each Creditor Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)
a failure by a Transaction Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 32 (Sharing among the Finance Parties);

(iii)
funding, or making arrangements to fund, its participation in the Advance or the Loan requested by the Borrower in a Drawdown Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Creditor Party alone); or

(iv)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

(b)
Each Obligor shall, on demand, indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each such person for the purposes of this Clause 14.2 (Other indemnities) an “Indemnified Person”), against any cost, loss or liability incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory inquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, the Vessel unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.

(c)
Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(i)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or

(ii)	in connection with any Environmental Claim.

(d)	Any Affiliate or any officer or employee of a Finance Party or of any of its Affiliates may rely on this Clause 14.2 (Other indemnities) subject to Clause 1.5 (Third party rights).

14.3	Mandatory Cost
The Borrower shall, on demand by the Facility Agent, pay to the Facility Agent for the account of the relevant Lender, such amount which any Lender certifies in a notice to the Facility Agent to be its good faith determination of the amount necessary to compensate it for complying with:

(a)
in the case of a Lender lending from a Facility Office in a Participating Member State, the minimum reserve requirements (or other requirements having the same or similar purpose) of the European Central Bank or any other authority or agency which replaces all or any of its functions) in respect of loans made from that Facility Office; and

(b)
in the case of any Lender lending from a Facility Office in the United Kingdom, any reserve asset, special deposit or liquidity requirements (or other requirements having the same or similar purpose) of the Bank of England (or any other governmental authority or agency) and/or paying any fees to the U.K. Financial Conduct Authority and/or the U.K. Prudential Regulation Authority (or any other governmental authority or agency which replaces all or any of their functions), which, in each case, is referable to that Lender’s participation in the Loan.

14.4	Indemnity to the Facility Agent
Each Obligor shall, on demand, indemnify the Facility Agent against:

(a)	any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default; or

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorized; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents; and

(b)
any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 33.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent in acting as Facility Agent under the Finance Documents.

14.5	Indemnity to the Security Agent

(a)	Each Obligor shall, on demand, indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them:

(i)	in relation to or as a result of:

(A)	any failure by the Borrower to comply with its obligations under Clause 16 (Costs and Expenses);

(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorized;

(C)	the taking, holding, protection or enforcement of the Finance Documents and the Transaction Security;

(D)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(E)	any default by any Transaction Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(F)	any action by any Transaction Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Transaction Security; and

(G)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents.

(ii)
acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property or the performance of the terms of this Agreement or the other Finance Documents (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(b)
The Security Agent and every Receiver and Delegate may, in priority to any payment to the Creditor Parties, indemnify itself out of the Security Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.5 (Indemnity to the Security Agent) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

15	MITIGATION BY THE FINANCE PARTIES

15.1	Mitigation

(a)
Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities), Clause 13 (Increased Costs) or paragraph (a) of Clause 14.3 (Mandatory Cost).

(b)	Paragraph (a) above does not in any way limit the obligations of any Transaction Obligor under the Finance Documents.

15.2	Limitation of liability

(a)	Each Obligor shall, on demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15 (Mitigation by the Finance Parties) if either:

(i)	An Event of Default has occurred and is continuing; or

(ii)	in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16	COSTS AND EXPENSES

16.1	Transaction expenses
The Obligors shall, on demand, pay the Facility Agent, the Security Agent, the Arranger and the Underwriter the amount of all costs and expenses (including reasonable legal fees) reasonably incurred by any Creditor Party in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement;

(b)	the Transaction Security; and

(c)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs
If:

(a)	a Transaction Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 33.9 (Change of currency); or

(c)	a Transaction Obligor requests, and the Security Agent agrees to, the release of all or any part of the Security Assets from the Transaction Security, the Obligors shall, on demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including reasonable legal fees) reasonably incurred by each Creditor Party in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement and preservation costs
The Obligors shall, on demand, pay to each Creditor Party the amount of all costs and expenses (including reasonable legal fees) incurred by that Creditor Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against that Creditor Party as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights.

SECTION 7

GUARANTEE

17	GUARANTEE AND INDEMNITY

17.1	Guarantee and indemnity
In order to induce the Lenders to make the Loan to the Borrower, each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party, as a primary obligor and not merely as a surety, punctual payment and performance by the Borrower of all the Borrower’s obligations under the Finance Documents;

(b)
undertakes with each Finance Party that whenever the Borrower does not pay any amount (whether for principal, interest, fees, expenses or otherwise) when due (whether at stated maturity, by acceleration or otherwise) under or in connection with any Finance Document, such Guarantor shall immediately on demand pay that amount as if it were the primary obligor; and

(c)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by such Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 (Guarantee and Indemnity) if the amount claimed had been recoverable on the basis of a guarantee.

17.2	Continuing guarantee
This guarantee is a continuing guarantee that shall remain in full force and effect until the irrevocable payment and performance in full by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. This guarantee constitutes a guarantee of punctual performance and payment and not merely of collection.

17.3	Reinstatement
If any discharge, release or arrangement (whether in respect of the obligations of Obligor or any security for those obligations or otherwise) is made by a Creditor Party in whole or in part on the basis of any payment, security or other disposition which is rescinded, discharged, avoided or reduced, or must be restored or returned, upon insolvency, bankruptcy, reorganization, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 17 (Guarantee and Indemnity) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4	Waiver of defenses
The obligations of each Guarantor under this Clause 17 (Guarantee and Indemnity) and in respect of any Transaction Security are irrevocable, absolute and unconditional and shall not be affected or discharged by an act, omission, matter or thing which, but for this Clause 17.4 (Waiver of defenses), would reduce, release or prejudice any of its obligations under this Clause 17 (Guarantee and Indemnity) or in respect of any Transaction Security (without limitation and whether or not known to it or any Creditor Party) including (and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to):

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any Security Asset;

(d)
any incapacity or lack of power, authority or legal personality of or dissolution or change in the corporate or company structure, shareholders, members or status of an Obligor or any other person (including without limitation any change in the holding of such Obligor’s or other person’s Equity Interests);

(e)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(g)	any bankruptcy, insolvency or similar proceedings;

(h)
any election of remedies by a Creditor Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any Obligor, any other guarantor or any other person or entity or any Security Asset;

(i)	any right of set-off or counterclaim against or in respect of the obligations of such Guarantor hereunder; or

(j)	any other circumstance whatsoever that might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor.

17.5	Other waivers
Each Guarantor hereby unconditionally and irrevocably waives:

(a)
promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice and this guarantee and any requirement that a Creditor Party protect, secure, perfect or insure any Security or any property subject thereto or exhaust any right or take any action against an Obligor, any other guarantor or any other person or entity or any Security Asset;

(b)	any right to revoke this guarantee; and

(c)
any duty on the part of an Obligor to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of that Obligor or any of their respective Subsidiaries now or hereafter known by any Creditor Party.

17.6	Acknowledgment of benefits
Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Finance Documents and that the waivers set forth in this Clause 17 (Guarantee and Indemnity) are knowingly made in contemplation of such benefits.

17.7	Immediate recourse
Each Guarantor waives any right it may have of first requiring any Creditor Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 17 (Guarantee and Indemnity). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.8	Appropriations
Until all amounts which may be or become payable by the Transaction Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Creditor Party (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Creditor Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from a Guarantor or on account of a Guarantor’s liability under this Clause 17 (Guarantee and Indemnity).

17.9	Deferral of Guarantors’ rights
All rights which a Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against the Borrower, any other Transaction Obligor or their respective assets shall be fully subordinated to the rights of the Creditor Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs, no Guarantor will exercise its rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17 (Guarantee and Indemnity):

(a)	to be indemnified by any Transaction Obligor;

(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Transaction Obligor’s obligations under the Finance Documents;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Creditor Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Creditor Party;

(d)
to bring legal or other proceedings for an order requiring any Transaction Obligor to make any payment, or perform any obligation, in respect of which a Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Transaction Obligor; and/or

(f)	to claim or prove as a creditor of any Transaction Obligor in competition with any Creditor Party.
If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Creditor Parties by the Transaction Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Creditor Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 33 (Payment Mechanics).

17.10	Additional security
This guarantee and any other Security given by each Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Creditor Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

17.11	Independent obligations
The obligations of each Guarantor under or in respect of this guarantee are independent of any other obligations of any other Obligor under or in respect of the Finance Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this guarantee irrespective of whether any action is brought against any other Obligor or whether any other Obligor is joined in any such action or actions.

17.12	Limitation of liability
Each of the Guarantors and each of the Creditor Parties hereby confirms that it is its intention that the obligations under this guarantee not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar law. To effectuate the foregoing intention, each of the Guarantors and each of the Creditor Parties hereby irrevocably agrees that the obligations guaranteed by each Guarantor under this guarantee shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

17.13	Applicability of provisions of Guarantee to other Security
Clauses 17.2 (Continuing guarantee), 17.3 (Reinstatement), 17.4 (Waiver of defenses), 17.5 (Other waivers), 17.6 (Acknowledgment of benefits), 17.7 (Immediate recourse), 17.8 (Appropriations), 17.9 (Deferral of Guarantors’ rights), 17.10 (Additional security), 17.11 (Independent obligations) and 17.12 (Limitation of liability) shall apply, with any necessary modifications, to any Security which a Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18	REPRESENTATIONS

18.1	General
Each Obligor jointly and severally makes the representations and warranties set out in this Clause 18 (Representations) to each Finance Party on the date of this Agreement.

18.2	Status

(a)	It is a corporation duly incorporated and validly existing in good standing under the law of its jurisdiction of incorporation, formation or organization.

(b)	It and each Transaction Obligor has the power to own its assets and carry on its business as it is being conducted.

(c)
It is duly qualified and in good standing as a foreign company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where, in each case, the failure to so qualify or be licensed and be in good standing could not reasonably be expected to have a Material Adverse Effect.

18.3	Equity Interests and ownership

(a)	All of the Equity Interests of the Borrower that are issued and outstanding have been validly issued, are fully paid and non-assessable.

(b)
All of the Equity Interests of each Guarantor have been validly issued, are fully paid and non-assessable and are owned beneficially and of record by the Borrower, free and clear of any Security (except for Permitted Security).

(c)
None of the Equity Interests of any Guarantor are subject to any existing option, warrant, call, right (including pre-emption rights or similar rights), commitment or other agreement of any character to which such Guarantor is a party requiring, and there are no Equity Interests of any Guarantor outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional Equity Interests of such Guarantor or other Equity Interests convertible into, exchangeable for or evidencing the right to subscribe for or purchase Equity Interests of any Guarantor.

18.4	Binding obligations
The obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations.

18.5	Validity, effectiveness and ranking of Security

(a)
Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery and, where applicable, registration as provided for in that Finance Document create the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, when created, be valid and effective.

(b)	No third party has or will have any Security (except for Permitted Security) over any assets that are the subject of any Transaction Security granted by it.

(c)
The Transaction Security granted by it to the Security Agent or any other Creditor Party has or will when created or intended to be created have first ranking priority or such other priority it is expressed to have in the Finance Documents and is not subject to any prior ranking or pari passu ranking security.

(d)	No concurrence, consent or authorization of any person is required for the creation of or otherwise in connection with any Transaction Security.

18.6	Non-conflict with other obligations
The entry into and performance by it of, and the transactions contemplated by, each Transaction Document to which it is a party do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)
any agreement or instrument binding upon it or any member of the Group or any member of the Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument.

18.7	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorize:

(i)	its entry into, performance and delivery of, each Transaction Document to which it is or will be a party and the transactions contemplated by those Transaction Documents; and

(ii)	in the case of each Guarantor, the registration of the Vessel owned by it under the relevant Approved Flag.

(b)	No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

18.8	Validity and admissibility in evidence
All Authorizations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(b)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect.

18.9	Governing law and enforcement

(a)	The choice of governing law of each Transaction Document to which it is a party will be recognized and enforced in its Relevant Jurisdictions.

(b)
Any judgment obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document will be recognized and enforced in its Relevant Jurisdictions.

18.10	Solvency; Insolvency Event; Creditor’s process

(a)	It is solvent because:

(i)	the sum of its assets, at a fair valuation, does and will exceed its liabilities, including, to the extent they are reportable as such in accordance with IFRS, contingent liabilities;

(ii)
the present fair market saleable value of its assets is not and shall not be less than the amount that will be required to pay its probable liability on its then existing debts, including, to the extent they are reportable as such in accordance with IFRS, contingent liabilities, as they mature;

(iii)	it does not and will not have unreasonably small working capital with which to continue its business; and

(iv)	it has not incurred, does not intend to incur and does not believe it will incur, debts beyond its ability to pay such debts as they mature.

(b)
No Insolvency Event or any expropriation, attachment, sequestration, distress or execution process (or any analogous creditor's process in any jurisdiction) that affects any of its assets has been taken or, to its knowledge, is threatened in relation to a member of the Group.

18.11	No filing or registration or stamp taxes
Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents to which it is a party be registered, filed, recorded, notarized or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents which is referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Drawdown) and which will be made or paid promptly after the date of the relevant Finance Document.

18.12	Deduction of Tax
It is not required to make any Tax Deduction from any payment it may make under any Finance Document to which it is a party.

18.13	No default

(a)
No Event of Default and, on the date of this Agreement and on each Drawdown Date, no Default is continuing or might reasonably be expected to result from the making of any Drawdown or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)
No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject.

18.14	No misleading information

(a)
Any factual information provided by any member of the Group for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	The financial projections contained in any such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)	Nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading in any material respect.

18.15	Financial Statements

(a)
The Borrower’s Original Financial Statements were prepared in accordance with IFRS consistently applied unless expressly disclosed to the Facility Agent in writing to the contrary before the date of this Agreement.

(b)
The Borrower’s Original Financial Statements give a fair presentation of its financial position, results of operations and cash flows as at the end of the relevant Fiscal Year unless expressly disclosed to the Facility Agent in writing to the contrary before the date of this Agreement.

(c)
There has been no material adverse change in its or any Obligor’s assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Borrower) since December 31, 2015.

(d)	The Borrower’s most recent financial statements delivered pursuant to Clause 19.2 (Financial statements):

(i)	have been prepared in accordance with Clause 19.4 (Requirements as to financial statements); and

(ii)	give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition as at the end of the relevant Fiscal Year and operations during the relevant Fiscal Year.

(e)
Since the date of the most recent financial statements delivered pursuant to Clause 19.2 (Financial statements) there has been no material adverse change in its or any Transaction Obligor’s business, assets or financial condition (or the business or consolidated financial condition of the Group, in the case of the Borrower).

18.16	Pari passu ranking
Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.17	No proceedings pending or threatened
No litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code or any Sanctions) of or before any court, arbitral body or agency have (to the best of its knowledge and belief (having made due and careful inquiry)) been started or threatened against it or any member of the Group.

18.18	Validity and completeness of the Transaction Documents

(a)	Each of the Transaction Documents to which a Transaction Obligor is a party constitutes legal, valid, binding and enforceable obligations of each Transaction Obligor.

(b)	The copies of the Transaction Documents delivered to the Facility Agent before the date of this Agreement are true and complete copies.

(c)	No amendments or additions to the Transaction Documents have been agreed nor has any Transaction Obligor waived any of its respective rights under the Transaction Documents.

18.19	Valuations

(a)
All information supplied by it or on its behalf to an Approved Appraiser for the purposes of a valuation delivered to the Facility Agent in accordance with this Agreement was true and accurate as at the date it was supplied or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)	It has not omitted to supply any information to an Approved Appraiser which, if disclosed, would adversely affect any valuation prepared by such Approved Appraiser.

(c)
There has been no change to the factual information provided pursuant to paragraph (a) above in relation to any valuation between the date such information was provided and the date of that valuation which, in either case, renders that information untrue or misleading in any material respect.

18.20	No breach of laws
It has not breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

18.21	No Charter
No Vessel is subject to any Charter other than a Permitted Charter.

18.22	Compliance with Environmental Laws
All Environmental Laws relating to the ownership, operation and management of each Vessel and the business of each Transaction Obligor (as now conducted and as reasonably anticipated to be conducted in the future) and the terms of all Environmental Approvals have been complied with.

18.23	No Environmental Claim
No Environmental Claim which, in any case, could reasonably be expected to (i) exceed $500,000, or (ii) result in a Material Adverse Effect, has been made or, to the knowledge of the Obligors, threatened against any member of the Group or any Vessel.

18.24	No Environmental Incident
No Environmental Incident has occurred and, to the knowledge of the Obligors, no person has claimed that an Environmental Incident has occurred.

18.25	ISM and ISPS Code compliance
All requirements of the ISM Code and the ISPS Code as they relate to each Guarantor, the Approved Manager and each Vessel have been complied with.

18.26	Taxes paid

(a)
It has timely filed or has caused to be filed all tax returns and other reports that it is required by law or regulation to file in the U.S. or any Relevant Jurisdiction, and has paid or caused to be paid all taxes, assessments and other similar charges that are due and payable in the U.S. or any Relevant Jurisdiction, other than any Taxes:

(i)
which (A) are not yet due and payable or (B) are being contested in good faith by appropriate proceedings and for which adequate reserves have been established and as to which such failure to have paid such Tax does not create any risk of sale, forfeiture, loss, confiscation or seizure of any of its assets or of criminal liability; or

(ii)	the non-payment of which could not reasonably be expected to have a Material Adverse Effect.
The charges, accruals, and reserves on its books respecting taxes are adequate in accordance with IFRS.

(b)
No material claim for any Tax has been asserted against it by any Relevant Jurisdiction or other taxing authority other than claims that are included in the liabilities for taxes in its most recent balance sheet or disclosed in the notes thereto, if any.

(c)
The execution, delivery, filing and registration or recording (if applicable) of the Finance Documents and the consummation of the transactions contemplated thereby will not cause any of the Creditor Parties to be required to make any registration with, give any notice to, obtain any license, permit or other authorization from, or file any declaration, return, report or other document with any governmental authority in any Relevant Jurisdiction.

(d)
No Taxes are required by any governmental authority in any Relevant Jurisdiction to be paid with respect to or in connection with the execution, delivery, filing, recording, performance or enforcement of any Finance Document.

(e)
The execution, delivery, filing, registration, recording, performance and enforcement of the Finance Documents by any of the Creditor Parties will not cause such Creditor Party to be subject to taxation under any law or regulation of any governmental authority in any Relevant Jurisdiction of any Obligor.

(f)
It is not necessary for the legality, validity, enforceability or admissibility into evidence of this Agreement or any other Finance Document that any stamp, registration or similar taxes be paid on or in relation to this Agreement or any of the other Finance Documents.

18.27	Financial Indebtedness
No Guarantor has any Financial Indebtedness outstanding other than as permitted by this Agreement.

18.28	Intellectual property
Except for those with respect to which the failure to own or license could not reasonably be expected to have a Material Adverse Effect, it owns or has the right to use all patents, trademarks, permits, service marks, trade names, copyrights, franchises, formulas, licenses and other rights with respect thereto, and has obtained assignment of all licenses and other rights of whatsoever nature, that are material to its business as currently contemplated without any conflict with the rights of others.

18.29	Good title to assets

(a)	It has good, valid and marketable title to, or valid leases or licenses of, and all appropriate Authorizations to use, the assets necessary to carry on its business as presently conducted.

(b)
It has not created and is not contractually bound to create any Security on or with respect to any of its assets, properties, rights or revenues, except for Permitted Security, and except as provided in this Agreement, it is not restricted by contract, applicable law or regulation or otherwise from creating Security on any of its assets, properties, rights or revenues.

18.30	Ownership

(a)	Each Guarantor is the sole legal and beneficial owner of the Vessel owned by it, its Earnings and its Insurances.

(b)
With effect on and from the date of its creation or intended creation, each Transaction Obligor will be the sole legal and beneficial owner of any asset that is the subject of any Transaction Security created or intended to be created by such Transaction Obligor.

(c)
The constitutional documents of each Obligor do not and could not restrict or inhibit any transfer of the shares of the Guarantors on creation or enforcement of the security conferred by the Security Documents.

18.31	Margin stock
It is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Advance will be used to buy or carry any Margin Stock or to extend credit to others for the purpose of buying or carrying any Margin Stock.

18.32	Place of business
For purposes of the UCC, it has only one place of business located at, or, if it has more than one place of business, the chief executive office from which it manages the main part of its business operations and conducts its affairs is located at:
9, Boulevard Charles III
Monaco 98000

It does not have a place of business in the U.S., the District of Columbia, the U.S. Virgin Islands, or any territory or insular possession subject to the jurisdiction of the U.S, other than its representative office at:
150 East 58th Street
New York, New York, 10155

18.33	Pension plans

(a)	None of the Obligors or any ERISA Affiliate is a party to a Plan or a Multiemployer Plan and none of the Obligors is a party to a Foreign Pension Plan.

(b)	No Obligor is deemed to be an entity any of whose underlying assets constitute “plan assets” within the meaning of Section 3(42) of ERISA.

(c)
The execution and delivery of this Agreement by the Obligors and the consummation of the transactions hereunder will not involve any non-exempt “prohibited transaction” for purposes of Section 406 of ERISA or Section 4975 of the Code that could result in any liability to the Lenders under Section 502 of ERISA or Section 4975 of the Code, assuming, for this purpose, that the funds loaned to the Borrower by the Lenders under this Agreement are not themselves “plan assets” subject to ERISA or Section 4975 of the Code.

(d)	No ERISA Termination Event has occurred in the five years prior to the date of this Agreement.

(e)	No ERISA Funding Event exists or has occurred in the five years prior to the date of this Agreement.

18.34	Sanctions

(a)	No Obligor:

(i)	and no director or officer of a Transaction Obligor, is a Prohibited Person;

(ii)	is owned or controlled by or acting directly or, to the knowledge of the Borrower, indirectly on behalf of or for the benefit of, a Prohibited Person; or

(iii)	owns or controls a Prohibited Person.

(b)
No proceeds of the Loan shall be made available, directly or, to the knowledge of the Borrower, indirectly, to or for the benefit of a Prohibited Person nor shall they be otherwise directly or, to the knowledge of the Borrower, indirectly, applied in a manner or for a purpose prohibited by Sanctions.

18.35	Investment company, public utility, etc.
It is not:

(a)
an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended; or

(b)	a “public utility” within the meaning of the U.S. Federal Power Act of 1920, as amended.

18.36	Immunity; enforcement; submission to jurisdiction; choice of law

(a)
It is subject to civil and commercial law with respect to its obligations under the Finance Documents, and the execution, delivery and performance by it of the Finance Documents to which it is a party constitute private and commercial acts rather than public or governmental acts.

(b)
Neither it nor any of its properties has any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process in relation to any Finance Document.

(c)
It is not necessary under the laws of its jurisdiction of incorporation or formation, in order to enable any Creditor Party to enforce its rights under any Finance Document or by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document, that such Creditor Party should be licensed, qualified or otherwise entitled to carry on business in such Obligor's jurisdiction of incorporation or formation.

(d)
Other than the recording of the Mortgages in accordance with the laws of the Republic of The Marshall Islands and such filings as may be required in a Relevant Jurisdiction in respect of certain of the Finance Documents, and the payment of fees consequent thereto, it is not necessary for the legality, validity, enforceability or admissibility into evidence of this Agreement or any other Finance Document that any of them or any document relating thereto be registered, filed recorded or enrolled with any court or authority in any Relevant Jurisdiction.

(e)
The execution, delivery, filing, registration, recording, performance and enforcement of the Finance Documents by any of the Creditor Parties will not cause such Creditor Party to be deemed to be resident, domiciled or carrying on business in any Relevant Jurisdiction of any Obligor or subject to taxation under any law or regulation of any governmental authority in any Relevant Jurisdiction of any Obligor.

(f)
Under the law of its jurisdiction of incorporation or formation, the choice of the law of New York to govern this Agreement and the other Finance Documents to which New York law is applicable is valid and binding.

(g)
The submission by it to the jurisdiction of the New York State courts and the U.S. Federal court sitting in New York County pursuant to Clause 46.1 (Jurisdiction) is valid and binding and not subject to revocation, and service of process effected in the manner set forth in Clause 48.2 (Service of process) will be effective to confer personal jurisdiction over it in such courts.

18.37	Repetition
The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Drawdown Request and the first day of each Interest Period.

19	INFORMATION UNDERTAKINGS

19.1	General
The undertakings in this Clause 19 (Information Undertakings) remain in force throughout the Security Period unless the Facility Agent, acting with the authorization of the Majority Lenders (or, where specified, all the Lenders), may otherwise permit.

19.2	Financial statements

(a)	Subject to paragraph (b) below, the Borrower shall supply to the Facility Agent electronic copies:

(i)
as soon as it becomes available, but in any event within 180 days after the end of each of its Fiscal Years an annual report on Form 20-F (or any successor form) containing the audited financial and other information required to be contained therein for such Fiscal Year of the Borrower;

(ii)	as soon as the same become available, but in any event within 90 days after the end of the first, second and third quarter of each of its Fiscal Years:

(A)	the unaudited consolidated financial statement of the Borrower for that quarter of that Fiscal Year on Form 6-K (or any successor form); and

(B)	as soon as possible, but in no event later than 90 days after the end of each of its Fiscal Years an annual budget for the Borrower.

(b)
To the extent that the financial statements and other information required to be provided by the Borrower to the Facility Agent under paragraph (a) above are published on the internet by, or on behalf of the Borrower, notice of such publication must be made within 5 Business Days of such publication.

19.3	Compliance Certificate

(a)
The Borrower shall supply to the Facility Agent, with each set of financial statements delivered pursuant to sub-paragraphs (i) and (ii) of paragraph (a) of Clause 19.2 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial Covenants) as at the date as at which those financial statements were drawn up.

(b)
Each Compliance Certificate shall be signed by the chief financial officer (or equivalent) of the Borrower as appropriate and, if required to be delivered with the financial statements delivered pursuant to sub-paragraphs (i) and (ii) of paragraph (a) of Clause 19.2 (Financial statements), shall be reported on by the Borrower’s auditors in the form agreed by the Borrower and all the Lenders before the date of this Agreement.

19.4	Requirements as to financial statements

(a)
Each set of financial statements delivered by the Borrower pursuant to Clause 19.2 (Financial statements) shall be certified by the chief financial officer (or equivalent) of the relevant Obligor as being a fair presentation of the financial position, results of operations and cash flows of such Obligor as at the date as at which those financial statements were prepared.

(b)	The Borrower shall procure that each set of financial statements delivered pursuant to Clause 19.2(a)(i) (Financial statements) was audited by an Acceptable Accounting Firm.

(c)
The Borrower shall procure that each set of financial statements delivered pursuant to Clause 19.2 (Financial statements) is prepared using IFRS, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for the Borrower unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in IFRS, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Borrower) deliver to the Facility Agent:

(i)
a description of any change necessary for those financial statements to reflect the IFRS, accounting practices and reference periods upon which the Borrower’s Original Financial Statements were prepared; and

(ii)
sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 20 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Borrower’s Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

19.5	Information: miscellaneous
Each Obligor shall supply to the Facility Agent in electronic format:

(a)	all documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

(c)	promptly, its constitutional documents where these have been amended or varied;

(d)	promptly, such further information and/or documents regarding:

(i)	each Vessel, goods transported on each Vessel, its Earnings or its Insurances;

(ii)	the Security Assets;

(iii)	compliance of the Transaction Obligors with the terms of the Finance Documents;

(iv)	the financial condition, business and operations of any Obligor, as any Finance Party (through the Facility Agent) may reasonably request; and

(e)
promptly, such further information and/or documents as any Finance Party (through the Facility Agent) may reasonably request so as to enable such Finance Party to comply with any laws applicable to it or as may be required by any regulatory authority (including without limitation compliance with FATCA).

19.6	Notification of Default

(a)
Each Obligor shall, and shall procure that each other Transaction Obligor shall, notify the Facility Agent (i) of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor); and (ii) promptly upon becoming aware of the same, of any breach of any Sanctions applicable to a Vessel, any Transaction Obligor or any party to any agreement relating to a Vessel.

(b)
Promptly upon a request by the Facility Agent, the Borrower shall supply to the Facility Agent a certificate signed by its chief financial officer (or another executive officer) on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.7	Use of websites

(a)
Each Obligor may satisfy its obligation under the Finance Documents to which it is a party to deliver any information in relation to the Lenders by posting this information onto an electronic website designated by the Borrower and the Facility Agent (the “Designated Website”) if:

(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the relevant Obligor and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the relevant Obligor and the Facility Agent.

(b)
The Facility Agent shall supply each Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Obligors or any of them and the Facility Agent.

(c)	An Obligor shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
If an Obligor notifies the Facility Agent under sub-paragraph (i) or (v) of paragraph (c) above, all information to be provided by the Obligors under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

19.8	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor (including, without limitation, a change of ownership of an Obligor) after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges a Finance Party (or, in the case of sub-paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by a Servicing Party (for itself or on behalf of any other Finance Party) or any Lender (for itself or, in the case of the event described in sub-paragraph (iii) above, on behalf of any prospective new Lender) in order for such Finance Party or, in the case of the event described in sub-paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)
Each Lender shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Servicing Party (for itself) in order for that Servicing Party to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.9	Change of place of business
The Borrower shall notify the Facility Agent promptly of any change in the location of the place of business where an Obligor conducts its affairs and keeps its records.

19.10	Information provided to be accurate
All financial and other information which is provided in writing by or on behalf of any Obligor under or in connection with any Finance Document shall be true and not misleading and shall not omit any material fact or consideration.

20	FINANCIAL COVENANTS

20.1	Financial covenants
The undertakings in this Clause 20 (Financial Covenants) remain in force throughout the Security Period except as the Facility Agent, acting with the authorization of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

20.2	Maximum leverage
The Borrower shall maintain a ratio of Consolidated Funded Debt to Consolidated Total Capitalization of not more than .60 to 1.00, to be tested on the last day of each fiscal quarter.

20.3	Minimum Consolidated Tangible Net Worth
The Borrower shall maintain a Consolidated Tangible Net Worth greater than $677,286,768 plus (a) 25 percent of the Borrower’s cumulative, positive consolidated net income for each fiscal quarter commencing on or after October 1, 2013, and (b) 50 percent of the Equity Proceeds realized from the issuance of Equity Interests in the Borrower occurring on or after October 1, 2013.

20.4	Minimum interest coverage
The Borrower shall maintain a ratio of Consolidated EBITDA to Consolidated Net Interest Expense of not less than 2.50 to 1.00. Such ratio shall be calculated quarterly on the last day of each fiscal quarter on a trailing four quarters basis.

20.5	Free liquidity
The Borrower shall maintain Consolidated Liquidity, including all amounts on deposit with any bank, of not less than the greater of (a) $25,000,000 and (b) $500,000 per vessel owned by a wholly owned direct or indirect subsidiary of the Borrower (including, but not limited to, the Vessels).

21	GENERAL UNDERTAKINGS

21.1	General
The undertakings in this Clause 21 (General Undertakings) remain in force throughout the Security Period except as the Facility Agent, acting with the authorization of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

21.2	Authorizations
Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Facility Agent of,
any Authorization required under any law or regulation of a Relevant Jurisdiction or the state of the Approved Flag at any time of each Vessel to enable it to:

(i)	perform its obligations under the Transaction Documents to which it is a party;

(ii)
ensure the legality, validity, enforceability or admissibility in evidence in any Relevant Jurisdiction or in the state of the Approved Flag at any time of each Vessel or any Transaction Document to which it is a party; and

(iii)	own and operate the relevant Vessel (in the case of each Guarantor).

21.3	Compliance with laws
Each Obligor shall, and shall procure that each other Transaction Obligor will, comply in all respects with all laws and regulations to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

21.4	Environmental compliance
Each Obligor shall, and shall procure that each other Transaction Obligor will:

(a)	comply with all Environmental Laws;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or is reasonably likely to have a Material Adverse Effect.

21.5	Environmental claims
Each Obligor shall, and shall procure that each other Transaction Obligor will (through the Borrower), promptly upon becoming aware of the same, inform the Facility Agent in writing of:

(a)	any Environmental Claim against any Transaction Obligor which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any Transaction Obligor, where the claim, if determined against that Transaction Obligor, has or is reasonably likely to have a Material Adverse Effect.

21.6	Environmental Incidents
Each Obligor shall, and shall procure that each other Transaction Obligor will, take, or cause to be taken, such actions as may be reasonably required to mitigate potential liability to it arising out of Environmental Incidents or as may be reasonably required to protect the interests of the Creditor Parties with respect thereto.

21.7	Taxation

(a)	Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)
adequate reserves are maintained for those Taxes and the costs required to contest them have been disclosed in its latest financial statements delivered to the Facility Agent under Clause 19.2 (Financial statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	No Obligor shall change its residence for Tax purposes.

21.8	Performance of obligations
Each Obligor shall, and shall procure that each other Transaction Obligor will, duly observe and perform its obligations under each Finance Document to which it is or is to become a party.

21.9	Pari passu ranking
Each Obligor shall, and shall procure that each other Transaction Obligor will, ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

21.10	Title

(a)	Each Guarantor shall, in respect of the Vessel owned by it, hold the legal title to, and own the entire beneficial interest in:

(i)	such Vessel, its Earnings and its Insurances; and

(ii)	with effect on and from its creation or intended creation, any other assets the subject of any Transaction Security created or intended to be created by such Guarantor.

(b)
The Borrower shall hold the legal title to, and own the entire beneficial interest in with effect on and from its creation or intended creation, any assets the subject of any Transaction Security created or intended to be created by the Borrower.

21.11	Books of record and account; separate accounts

(a)
Each of the Obligors shall keep separate and proper books of record and account in which full and materially correct entries shall be made of all financial transactions and the assets and business of each of such Obligor in accordance with IFRS, and the Facility Agent shall have the right to examine the books and records of such Obligor wherever the same may be kept from time to time as it sees fit, in its sole reasonable discretion, or to cause an examination to be made by a firm of accountants selected by it, provided that any examination shall be done only once annually so long as no Event of Default has occurred and is continuing and without undue interference with the day to day business operations of such Obligor.

(b)	Each of the Obligors shall keep separate accounts and shall not co-mingle assets with each other or any other person nor become a member of a VAT Group.

21.12	Separate existence in good standing
Each Obligor shall do or cause to be done all things necessary to preserve and keep in full force and effect its separate identity and existence in good standing under the laws of its jurisdiction of incorporation.

21.13	Conduct of business

(a)
The Borrower shall conduct business only in connection with, or for the purpose of, owning, managing, chartering and operating the Vessels and other vessels and directly or indirectly owning the Equity Interests of each Guarantor and other vessel owning companies.

(b)	Each Guarantor shall conduct business only in connection with, or for the purpose of, owning, managing, chartering and operating the Vessel owned by it.

(c)	Each Obligor shall conduct business in its own name and observe all corporate and other formalities required by its constitutional documents.

21.14	Properties

(a)
Except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Obligor shall maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

(b)
Each Obligor shall obtain and maintain good and marketable title or the right to use or occupy all real and personal properties and assets (including intellectual property) reasonably required for the conduct of its business.

(c)
Each Obligor shall maintain and protect its intellectual property and conduct its business and affairs without infringement of or interference with any intellectual property of any other person in any material respect and shall comply in all material respects with the terms of its licenses.

21.15	Loan proceeds
The Borrower shall use the proceeds of the Loan solely to partially refinance the Existing Indebtedness and for other general corporate purposes.

21.16	Subordination of loans
Each Guarantor shall cause all loans made to it by any Affiliate (with the exception of permitted credits not exceeding $250,000 per Vessel owed to each Approved Manager), parent or subsidiary and all sums and other obligations (financial or otherwise) owed by it to any Affiliate, parent or subsidiary to be fully subordinated to all Secured Liabilities pursuant to a Subordination Agreement.

21.17	Asset control
Each Obligor shall to the best of its knowledge and ability ensure that it is not owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person and does not own or control a Prohibited Person.

21.18	Sanctions

(a)
Each Obligor shall ensure that no part of the proceeds of the Loan or other transactions contemplated by this Agreement or any other Finance Document shall, directly or, to its knowledge, indirectly, be used or otherwise made available:

(i)	to fund any trade, business or other activity involving any Prohibited Person;

(ii)	for the direct or indirect benefit of any Prohibited Person; or

(iii)
in any other manner that would reasonably be expected to result in (1) the occurrence of an Event of Default under Clause 26.18 (Prohibited Person), or (2) any Affiliate of an Obligor or any other person being party to or benefitting from any Finance Document being in breach of any Sanctions (if and to the extent applicable to any of them) or becoming a Prohibited Person.

(b)	Each Obligor shall ensure that its assets (including, without limitation, each Vessel) shall not be used directly or, to its knowledge, indirectly:

(i)	by or for the direct or indirect benefit of any Prohibited Person; or

(ii)
in any trade which is prohibited under applicable Sanctions or which could reasonably be expected to expose any Obligor, any asset subject to Security under the Finance Documents, any Creditor Party, any other person being party to or benefitting from any Finance Document, any Approved Manager, any operator, crew or insurers to enforcement proceedings or any other consequences whatsoever arising from Sanctions.

21.19	Money laundering
Each Obligor shall to the best of its knowledge and ability comply, and cause each of its Subsidiaries to comply, with any applicable law or regulation implemented to combat “money laundering”, including without limitation the PATRIOT Act and the Bank Secrecy Act.

21.20	Pension plans
Promptly upon the institution of a Plan, a Multiemployer Plan or a Foreign Pension Plan by any Obligor, the Borrower shall furnish or cause to be furnished to the Facility Agent written notice thereof and, if requested by the Facility Agent or any Lender, a copy of such Plan, Multiemployer Plan or Foreign Pension Plan.

21.21	Maintenance of status

(a)	The Borrower will:

(i)	maintain its separate corporate existence and remain in good standing under the laws of the Republic of The Marshall Islands;

(ii)	remain listed on the New York Stock Exchange; and

(iii)	procure that each Guarantor shall maintain its separate corporate existence and remain in goodstanding under the laws of the Republic of The Marshall Islands.

21.22	Securitization
Each Obligor shall, and the Obligors shall procure that each Transaction Obligor will provide such information as required by the Facility Agent and/or any Lender in order to effect a securitization (or similar transaction) in respect of the Facility and the Finance Documents and such Transaction Obligor’s reasonable costs for providing such assistance shall be met by the relevant Lender.

21.23	Negative pledge

(a)
No Obligor shall create or permit to subsist any Security over any of its assets (including without limitation in the case of each Guarantor its Equity Interests) subject to the Security created or intended to be created by the Finance Documents.

(b)	No Obligor shall:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Permitted Security.

21.24	Disposals

(a)
No Obligor shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of all or substantially all of its assets (including without limitation any Vessel, its Earnings or its Insurances) unless the applicable portion of the Loan is repaid in accordance with the provisions of Clause 7.4 (Mandatory prepayment on sale or Total Loss).

(b)	Paragraph (a) above does not apply to any Charter to which Clause 23.16 (Restrictions on chartering, appointment of managers etc.) applies or to any Approved Pooling Arrangement.

21.25	Merger
No Obligor shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction.

21.26	Change of business

(a)	The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower or the Group from that carried on at the date of this Agreement.

(b)	No Guarantor shall engage in any business other than the ownership, operation and employment of the Vessel owned by it.

21.27	Financial Indebtedness
No Guarantor shall, incur or permit to be outstanding any Financial Indebtedness except Permitted Financial Indebtedness.

21.28	Expenditure
Neither the Borrower nor any Guarantor shall incur any expenditure, except for expenditure reasonably incurred in the ordinary course of owning, operating, maintaining and repairing its Vessel.

21.29	Equity Interests
No Guarantor shall:

(a)	purchase, cancel, redeem or retire any of its Equity Interests;

(b)	increase or reduce its authorized Equity Interests;

(c)
issue any additional Equity Interests except to the Borrower and provided such new Equity Interests are made subject to the terms of the Shares Security applicable to that Guarantor immediately upon the issue thereof in a manner satisfactory to the Facility Agent and the terms of the Shares Security are complied with;

(d)	appoint any additional directors or officers (or equivalent) of that Guarantor (unless the provisions of the Shares Security applicable to that Guarantor are complied with).

21.30	Dividends
No Guarantor shall make or pay (or set aside any funds to pay) any dividend or other distribution (in cash or in kind) in respect of its Equity Interests following the occurrence of a Potential Event of Default or where the making or payment of such dividend or distribution would result in the occurrence of an Event of Default.

21.31	Accounts
No Guarantor shall open or maintain any account with any bank or financial institution except the Accounts for the purposes of the Finance Documents.

21.32	Other transactions
No Guarantor shall:

(a)	be the creditor in respect of any loan or any form of credit to any person other than another Obligor and where such loan or form of credit is Permitted Financial Indebtedness;

(b)
give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which that Guarantor assumes any liability of any other person other than any guarantee or indemnity given under the Finance Documents.

(c)	enter into any material agreement other than:

(i)	the Transaction Documents;

(ii)	any other agreement expressly allowed under any other term of this Agreement; and

(d)	enter into any transaction or series of transactions on terms which are, in any respect, less favorable to that Guarantor than those which it could obtain in a bargain made at arms’ length; or

(e)	acquire any shares or other securities other than U.S. or U.K. Treasury bills and certificates of deposit issued by major North American or European banks.

21.33	Unlawfulness, invalidity and ranking; Security imperiled
No Obligor shall, and the Obligors shall procure that no other Transaction Obligor will, do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to:

(a)	make it unlawful for a Transaction Obligor to perform any of its obligations under the Transaction Documents;

(b)	cause any obligation of a Transaction Obligor under the Transaction Documents to cease to be legal, valid, binding or enforceable;

(c)	cause any Transaction Document to cease to be in full force and effect;

(d)	cause any Transaction Security to rank after, or lose its priority to, any other Security; and

(e)	imperil or jeopardize the Transaction Security.

21.34	Changes to Fiscal Year
No Obligor shall change its Fiscal Year or its year end accounting reference date.

21.35	Jurisdiction of incorporation; Amendment of constitutional documents
No Obligor shall change the jurisdiction of its incorporation. No Guarantor shall amend its constitutional documents. The Borrower shall not amend its constitutional documents in any manner that would adversely affect its obligations under this Agreement or any other Finance Document to which it is a party.

21.36	Change of location
No Obligor shall change the location of its chief executive office or the office where its corporate records are kept or open any new office for the conduct of its business on less than thirty (30) days prior written notice to the Facility Agent.

21.37	Further assurance

(a)
Each Obligor shall promptly, and in any event within the time period specified by the Security Agent do all such acts (including procuring or arranging any registration, notarization or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Agent may specify (and in such form as the Security Agent may require in favor of the Security Agent or its nominee(s)):

(i)
to create, perfect, vest in favor of the Security Agent or protect the priority of the Security or any right of any kind created or intended to be created under or evidenced by the Finance Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent, any Receiver or the Creditor Parties provided by or pursuant to the Finance Documents or by law;

(ii)
to confer on the Security Agent or confer on the Creditor Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents;

(iii)
to facilitate or expedite the realization and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document in respect of which the Security has become enforceable; and/or

(iv)	to enable or assist the Security Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property.

(b)
Each Obligor shall, and shall procure that each Transaction Obligor will, take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Creditor Parties by or pursuant to the Finance Documents.

(c)
At the same time as an Obligor delivers to the Security Agent any document executed by itself or another Transaction Obligor pursuant to this Clause 21.37 (Further assurance), that Obligor shall deliver, or shall procure that such other Transaction Obligor will deliver, to the Security Agent a certificate signed by an officer (or equivalent) of that Obligor’s or Transaction Obligor’s which shall:

(i)	set out the text of a resolution of that Obligor’s directors (or equivalent governing body) specifically authorizing the execution of the document specified by the Security Agent; and

(ii)
state that either the resolution was duly passed at a meeting of the directors (or equivalent governing body) validly convened and held, throughout which a quorum of directors entitled to vote on the resolution was present, or that the resolution has been signed by all the directors (or equivalent governing body) and is valid under that Obligor’s or Transaction Obligor’s constitutional documents.

22	INSURANCE UNDERTAKINGS

22.1	General
The undertakings in this Clause 22 (Insurance Undertakings) remain in force on and from each Drawdown Date and throughout the rest of the Security Period except as the Facility Agent, acting with the authorization of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

22.2	Maintenance of obligatory insurances
Each Guarantor shall keep the Vessel owned by it insured at its expense against:

(a)	hull and machinery plus freight interest and hull interest and/or increased value and any other usual marine risks (including excess risks);

(b)	war risks (including the London Blocking and Trapping addendum or its equivalent);

(c)
protection and indemnity risks (including liability for oil pollution for an amount of no less than $1,000,000,000 and excess war risk P&I cover) on standard Club Rules, covered by a Protection and Indemnity association which is a member of the International Group of Protection and Indemnity Associations (or, if the International Group ceases to exist, any other leading protection and indemnity association or other leading provider of protection and indemnity insurance) (including, without limitation, the proportion (if any) of any collision liability not covered under the terms of the hull cover);

(d)	freight, demurrage and defense; and

(e)
any other risks against which the Facility Agent acting on the instructions of the Majority Lenders considers, having regard to practices and other circumstances prevailing at the relevant time, it would be reasonable for that Guarantor to insure and which are specified by the Facility Agent by notice to such Guarantor.

22.3	Terms of obligatory insurances
Each Guarantor shall effect such insurances in respect of the Vessel owned by it:

(a)	in Dollars;

(b)	in the case of hull and machinery and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:

(i)	an amount which, when aggregated with the insured value of the other Vessels then financed under this Agreement, equals to 120 percent of the Loan; and

(ii)	the Market Value of the Vessel owned by it;

(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market, which amount is currently $1,000,000,000;

(d)	in the case of protection and indemnity risks, in respect of the full tonnage of such Vessel;

(e)	in the case of the hull and machinery insurance, on the basis that the deductible is not higher than the Major Casualty figure;

(f)	in the case where such Vessel is insured on a fleet policy, on the basis that each vessel insured on that fleet policy is deemed to be insured on an individual basis;

(g)	on approved terms, such terms to be disclosed to the Facility Agent at least 5 days prior to the Drawdown Date in respect of such Vessel; and

(h)
through Approved Insurance Brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

22.4	Further protections for the Finance Parties
In addition to the terms set out in Clause 22.3 (Terms of obligatory insurances), each Guarantor shall procure that the obligatory insurances shall:

(a)	subject always to paragraph (b), name that Guarantor as the named insured unless the interest of every other named insured is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;

(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)
in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named insured has undertaken in writing to the Security Agent (in such form as it requires) that any deductible shall be apportioned between that Guarantor and every other named insured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)
whenever the Facility Agent requires, name (or be amended to name) the Security Agent as additional named insured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Agent, but without the Security Agent being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(c)	name the Security Agent as loss payee with such directions for payment as the Facility Agent may specify;

(d)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever;

(e)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent or any other Finance Party; and

(f)	provide that the Security Agent may make proof of loss if that Guarantor fails to do so.

22.5	Renewal of obligatory insurances
Each Guarantor shall:

(a)	at least 10 days before the expiry of any obligatory insurance:

(i)
notify the Facility Agent of the Approved Insurance Brokers (or other insurers) and any protection and indemnity or war risks association through or with which it proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Facility Agents’ approval to the matters referred to in sub-paragraph (i) of paragraph (a) above;

(b)	at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Facility Agent’s approval pursuant to paragraph (a) above; and

(c)
procure that the Approved Insurance Brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Facility Agent in writing of the terms and conditions of the renewal.

22.6	Copies of policies; letters of undertaking
Each Guarantor shall ensure that the Approved Insurance Brokers provide the Security Agent with:

(a)	pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew; and

(b)	a letter or letters or undertaking in a form required by the Facility Agent and including undertakings by the Approved Insurance Brokers that:

(i)
they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 22.4 (Further protections for the Finance Parties);

(ii)	they will hold such policies, and the benefit of such insurances, to the order of the Security Agent in accordance with such loss payable clause;

(iii)	they will advise the Security Agent immediately of any material change to the terms of the obligatory insurances;

(iv)
they will, if they have not received notice of renewal instructions from the relevant Guarantor or its agents, notify the Security Agent not less than 14 days before the expiry of the obligatory insurances;

(v)	if they receive instructions to renew the obligatory insurances, they will promptly notify the Facility Agent of the terms of the instructions;

(vi)
they will not set off against any sum recoverable in respect of a claim relating to the Vessel owned by that Guarantor under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Vessel or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts; and

(vii)	they will arrange for a separate policy to be issued in respect of the Vessel owned by that Guarantor forthwith upon being so requested by the Facility Agent.

22.7	Copies of certificates of entry
Each Guarantor shall ensure that any protection and indemnity and/or war risks associations in which the Vessel owned by it is entered provide the Security Agent with:

(a)	a certified copy of the certificate of entry for that Vessel;

(b)	a letter or letters of undertaking in such form as may be required by the Facility Agent; and

(c)
a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Vessel.

22.8	Deposit of original policies
Each Guarantor shall ensure that all policies relating to obligatory insurances are deposited with the Approved Insurance Brokers through which the insurances are effected or renewed.

22.9	Payment of premiums
Each Guarantor shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Facility Agent or the Security Agent.

22.10	Guarantees
Each Guarantor shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

22.11	Compliance with terms of insurances

(a)
No Guarantor shall do or omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

(b)	Without limiting paragraph (a) above, each Guarantor shall:

(i)
take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in sub-paragraph (iii) of paragraph (b) of Clause 22.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Facility Agent has not given its prior approval;

(ii)	not make any changes relating to the classification or classification society or manager or operator of the Vessel owned by it approved by the underwriters of the obligatory insurances;

(iii)
make (and promptly supply copies to the Facility Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Vessel owned by it is entered to maintain cover for trading to the U.S. and the Exclusive Economic Zone (as defined in the United States Oil Pollution Act of 1990, as amended, or any other applicable legislation); and

(iv)
not employ the Vessel owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

22.12	Alteration to terms of insurances
No Guarantor shall make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance.

22.13	Settlement of claims
Each Guarantor shall:

(a)
not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty without the consent of the Facility Agent, such consent not to be unreasonably withheld; and

(b)
do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

22.14	Provision of copies of communications
Each Guarantor shall provide the Security Agent, at the time of each such communication, with copies of any material written communications between that Guarantor and:

(a)	the Approved Insurance Brokers;

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters,
which relate directly or indirectly to:

(i)	that Guarantor’s obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)
any credit arrangements made between that Guarantor and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

22.15	Provision of information
Each Guarantor shall promptly provide the Facility Agent (or any persons which it may designate) with any information which the Facility Agent (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)
effecting, maintaining or renewing any such insurances as are referred to in Clause 22.16 (Mortgagee’s interest, additional perils and mortgagee’s rights insurances) or dealing with or considering any matters relating to any such insurances, and that Guarantor shall, forthwith upon demand, indemnify the Facility Agent in respect of all fees and other expenses incurred by or for the account of the Facility Agent in connection with any such report as is referred to in paragraph (a) above.

22.16	Mortgagee’s interest, additional perils and mortgagee’s rights insurances
The Security Agent shall be entitled from time to time to effect, maintain and renew:

(a)	a mortgagee’s interest insurance in an amount equal to 120 percent of the Loan;

(b)	a mortgagee’s interest additional perils insurance in an amount equal to 120 percent of the Loan;

(c)	a mortgagee’s rights insurance in an amount equal to 120 percent of the Loan, and the Borrower shall upon demand fully indemnify the Finance Parties in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

23	VESSEL UNDERTAKINGS

23.1	General
The undertakings in this Clause 23 (Vessel Undertakings) remain in force on and from the first Drawdown Date and throughout the rest of the Security Period except as the Facility Agent, acting with the authorization of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

23.2	Vessels’ names and registration
Each Guarantor shall, in respect of the Vessel owned by it:

(a)	keep that Vessel registered in its name under the Approved Flag from time to time at its port of registration;

(b)	not do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperiled; and

(c)	not change the name of that Vessel.

23.3	Repair and classification
Each Guarantor shall keep the Vessel owned by it in a good and safe condition and state of repair:

(a)	consistent with first class ship ownership and management practice; and

(b)	so as to maintain the Approved Classification for that Vessel with the Approved Classification Society free of overdue recommendations and conditions affecting that Vessel’s class.

23.4	Classification society undertaking
Each Guarantor shall, in respect of the Vessel owned by it, request (by sending a letter in the form set out in Part A of Schedule 8 (Classification Society Undertaking) the Approved Classification Society and use its best efforts to procure that the Approved Classification Society undertakes with the Security Agent by entering into an undertaking in the form set out in Part B of Schedule 8 (Classification Society Undertaking):

(a)
to send to the Security Agent, following receipt of a written request from the Security Agent, certified true copies of all original class records held by the Approved Classification Society in relation to that Vessel;

(b)
to allow the Security Agent (or its agents), at any time and from time to time, to inspect the original class and related records of that Guarantor and that Vessel at the offices of the Approved Classification Society and to take copies of them;

(c)	to notify the Security Agent immediately in writing (at Jurek.Bochner@dvbbank.com and techcom@dvbbank.com) if the Approved Classification Society:

(i)	receives notification from that Guarantor any person that that Vessel’s Approved Classification Society is to be changed; or

(ii)
becomes aware of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of that Vessel’s class under the rules or terms and conditions of that Guarantor or that Vessel’s membership of the Approved Classification Society;

(d)	following receipt of a written request from the Security Agent:

(i)
to confirm that such Guarantor is not in default of any of its contractual obligations or liabilities to the Approved Classification Society, including confirmation that it has paid in full all fees or other charges due and payable to the Approved Classification Society; or

(ii)
if such Guarantor is in default of any of its contractual obligations or liabilities to the Approved Classification Society, to specify to the Security Agent in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the Approved Classification Society.

23.5	Modifications
No Guarantor shall make any modification or repairs to, or replacement of, any Vessel or equipment installed on it which would or is reasonably likely to be materially detrimental to the structure, type or performance characteristics of that Vessel or materially reduce its value.

23.6	Removal and installation of parts

(a)	Subject to paragraph (b) below, no Guarantor shall remove any material part of any Vessel, or any item of equipment installed on any Vessel unless:

(i)	the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed;

(ii)	the replacement part or item is free from any Security in favor of any person other than the Security Agent; and

(iii)	the replacement part or item becomes, on installation on that Vessel, the property of that Guarantor and subject to the security constituted by the Mortgage.

(b)	A Guarantor may install equipment owned by a third party if the equipment can be removed without the risk of material damage to the Vessel owned by that Guarantor.

23.7	Surveys
Each Guarantor shall submit the Vessel owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Facility Agent acting on the instructions of the Majority Lenders, provide the Facility Agent, with copies of all survey reports.

23.8	Inspection

(a)
Each Guarantor shall permit the Security Agent (acting through surveyors or other persons appointed by it for that purpose) to board the Vessel owned by it once annually to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections, provided, however, if an Event of Default has occurred and is continuing such persons shall be permitted to board at all reasonable times.

(b)
The cost of all inspections under this Clause 23.8 (Inspection) shall be for the account of the relevant Guarantor once annually, unless an Event of Default has occurred and is continuing at which time the cost shall be for the account of the relevant Guarantor.

23.9	Prevention of and release from arrest

(a)	Each Guarantor shall, in respect of the Vessel owned by it, promptly discharge:

(i)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against that Vessel, its Earnings or its Insurances;

(ii)	all Taxes, dues and other amounts charged in respect of the Vessel, the Earnings or the Insurances; and

(iii)	all other outgoings whatsoever in respect of that Vessel, its Earnings or its Insurances.

(b)
Each Guarantor shall immediately and, forthwith upon receiving notice of the arrest of the Vessel owned by it or of its detention in exercise or purported exercise of any lien or claim, procure its release by providing bail or otherwise as the circumstances may require.

23.10	Compliance with laws etc.
Each Guarantor shall:

(a)	comply, or procure compliance with all laws or regulations:

(i)	relating to its business generally; and

(ii)	relating to the Vessel owned by it, its ownership, employment, operation, management and registration, including, but not limited to, the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions and the laws of the Approved Flag;

(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any Environmental Approvals;

(c)
without limiting paragraph (a) above, not employ the Vessel owned by it nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions; and

(d)
not appoint any manager or agent to manage the Vessel owned by it unless such party undertakes to procure that any agreement entered into relating to the management, employment or operation of that Vessel contains a clause in which the counterparty undertakes to comply with all Sanctions.

23.11	ISPS Code
Without limiting paragraph (a) of Clause 23.10 (Compliance with laws etc.), each Guarantor shall:

(a)	procure that the Vessel owned by it and the company responsible for that Vessel’s compliance with the ISPS Code comply with the ISPS Code; and

(b)	maintain an ISSC for the Vessel owned by it; and

(c)	notify the Facility Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

23.12	Trading in war zones
In the event of hostilities in any part of the world (whether war is declared or not), no Guarantor shall cause or permit the Vessel owned by it to enter or trade to any zone which is declared a war zone by any government or by that Vessel’s war risks insurers unless that Guarantor has (at its expense) effected any special, additional or modified insurance cover which the Security Agent acting on the instructions of the Majority Lenders may require.

23.13	Monitoring

(a)
Each Guarantor shall (or shall procure that any Charterer and the Approved Technical Manager shall) allow the Security Agent (or its agents), at any reasonable time and from time to time, to access all information pertaining to the Vessel owned by it (including the movement of that Vessel) using any and all available means.

(b)	All costs incurred by the Security Agent (and any of its agents) under paragraph (a) of this Clause 24.13 (Monitoring) shall be for the account of the Lenders.

23.14	Provision of information
Without prejudice to Clause 19.5 (Information: miscellaneous) each Guarantor shall, in respect of the Vessel owned by it, promptly provide the Facility Agent with any information which it requests regarding:

(a)	that Vessel, its employment, position and engagements;

(b)	its Earnings and payments and amounts due to its master and crew;

(c)	any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of that Vessel and any payments made by it in respect of that Vessel;

(d)	any towages and salvages; and

(e)	its compliance, the Approved Manager’s compliance and the compliance of that Vessel with the ISM Code and the ISPS Code, and, upon the Facility Agent’s request, provide copies of any current Charter relating to that Vessel, of any current guarantee of any such Charter, that Vessel’s Safety Management Certificate and any relevant Document of Compliance.

23.15	Notification of certain events
Each Guarantor shall, in respect of the Vessel owned by it, immediately notify the Facility Agent by fax, confirmed forthwith by letter, of:

(a)	any casualty to that Vessel which is or is, in the reasonable opinion of the Guarantor, likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which that Vessel has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requisition of that Vessel for hire;

(d)	any requirement or recommendation made in relation to that Vessel by any insurer or classification society or by any competent authority which is not immediately complied with;

(e)	any arrest or detention of that Vessel, any exercise or purported exercise of any lien on that Vessel or its Earnings or any requisition of that Vessel for hire;

(f)	any intended dry docking of that Vessel;

(g)	any Environmental Claim made against that Guarantor or in connection with that Vessel, or any Environmental Incident;

(h)	any claim for breach of the ISM Code or the ISPS Code being made against the that Guarantor, an Approved Manager or otherwise in connection with that Vessel; or

(i)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with, and each Guarantor shall keep the Facility Agent advised in writing on a regular basis and in such detail as the Facility Agent shall require as to that Guarantor’s, any such Approved Manager’s or any other person’s response to any of those events or matters.

23.16	Restrictions on chartering, appointment of managers etc.
No Guarantor shall, in relation to the Vessel owned by it:

(a)	let that Vessel on demise charter for any period;

(b)	enter into any time, voyage or consecutive voyage charter in respect of that Vessel other than a Permitted Charter;

(c)	cancel or terminate any Permitted Charter which has a duration of 12 months or more;

(d)	materially change, cancel or terminate a Management Agreement;

(e)	appoint a manager of that Vessel other than an Approved Manager or agree to any material alteration to the terms of an Approved Manager’s appointment;

(f)	de activate or lay up that Vessel; or

(g)
put that Vessel into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed U.S.$500,000 (or the equivalent in any other currency) unless that person has first given to the Security Agent and in terms satisfactory to it a written undertaking not to exercise any lien on that Vessel or its Earnings for the cost of such work or for any other reason.

23.17	Notice of Mortgage

Each Guarantor shall keep the Mortgage registered against the Vessel owned by it as a valid first preferred mortgage, carry on board that Vessel a certified copy of such Mortgage and place and maintain in a conspicuous place in the navigation room and the master’s cabin of that Vessel a framed printed notice stating that that Vessel is mortgaged by that Guarantor to the Security Agent.

23.18	Sharing of Earnings
Save for any Approved Pooling Arrangement in relation to a Vessel, no Guarantor shall enter into any agreement or arrangement for the sharing of any Earnings.

23.19	Notification of compliance
Upon the Facility Agent’s request, each Guarantor shall promptly provide the Facility Agent from time to time with evidence (in such form as the Facility Agent requires) that it is complying with this Clause 23 (Vessel Undertakings).

23.20	Nuclear materials
No Guarantor shall permit the Vessel owned by it to carry any nuclear material or any nuclear waste.

24	SECURITY COVER

24.1	Minimum required security cover
Clause 24.2 (Provision of additional security; prepayment) applies if the Facility Agent notifies the Borrower that:

(a)	The aggregated Market Value of the Vessels; plus

(b)	the net realizable value of additional Security previously provided under this Clause 24.1 (Minimum required security cover), is below 140 percent of the Loan.

24.2	Provision of additional security; prepayment

(a)
If the Facility Agent serves a notice on the Borrower under Clause 24.1 (Minimum required security cover), the Borrower shall, on or before the date falling 30 days after the date (the “Prepayment Date”) on which the Facility Agent’s notice is served, prepay such part of the Loan as shall eliminate the shortfall.

(b)
The Borrower may, instead of making a prepayment as described in paragraph (a) above, provide, or ensure that a third party has provided, additional security which, in the opinion of the Facility Agent acting on the instructions of the Majority Lenders:

(i)	has a net realizable value at least equal to the shortfall; and

(ii)	is documented in such terms as the Facility Agent may approve or require, before the Prepayment Date; and conditional upon such security being provided in such manner, it shall satisfy such prepayment obligation. If the additional security is at any point during the Security Period no longer required to comply with Clause 24.1 (Minimum required security cover), the Facility Agent shall, at the request of the Borrower, release such additional security.

24.3	Value of additional vessel security
The net realizable value of any additional security which is provided under Clause 24.2 (Provision of additional security; prepayment) and which consists of Security over a vessel shall be the Market Value of the vessel concerned.

24.4	Valuations binding
Any valuation under this Clause 24 (Security Cover) shall be binding and conclusive as regards the Borrower and the Guarantors.

24.5	Provision of information

(a)
The Borrower shall promptly provide the Facility Agent and any Approved Appraiser acting under this Clause 24 (Security Cover) with any information which the Facility Agent or the Approved Appraiser may request for the purposes of the valuation.

(b)
If the Borrower fails to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the Approved Appraiser or the Facility Agent considers prudent.

24.6	Prepayment mechanism
Any prepayment pursuant to Clause 24.2 (Provision of additional security; prepayment) shall be made in accordance with the relevant provisions of Clause 7 (Prepayment and Cancellation) and shall be treated as a voluntary prepayment pursuant to Clause 7.3 (Voluntary prepayment of Loan).

24.7	Provision of valuations

(a)
The Facility Agent shall be entitled to test the security requirements under Clause 24.1 (Minimum required security cover) by reference to valuations in respect of a Vessel from the required number of Approved Appraisers semi-annually delivered with the Compliance Certificates for the second and fourth quarter.

(b)
The Facility Agent shall at the request of the Lenders additionally be entitled to test the security cover requirement under Clause 24.1 (Minimum required security cover) by reference to a valuation in respect of a Vessel from the required number of Approved Appraisers at any time and each such valuation shall be at the expense of the Lenders except where the Borrower is by means of such valuation(s) shown to be in breach of Clause 24.1 (Minimum required security cover).

(c)
Subject to paragraph (d) below, the Market Value of a Vessel shall be determined by reference to one valuation of that Vessel as given by an Approved Appraiser selected by the Borrower and appointed by the Facility Agent.

(d)
If requested by the Borrower in relation to paragraph (c) above, a second Approved Appraiser shall be selected by the Borrower and appointed by the Facility Agent, and the Market Value of that Vessel shall be the arithmetic average of the two valuations.

(e)
If one such valuation in respect of that Vessel obtained pursuant to paragraphs (c) and (d) above differs by at least 10 percent from the other valuation, then a third valuation for that Vessel shall be obtained from an Approved Appraiser selected by the Borrower and appointed by the Facility Agent and the Market Value of that Vessel shall be the arithmetic average of all three such valuations.

(f)
The Facility Agent may at any time after a Default has occurred and is continuing obtain valuations of the Vessel and any other vessel over which additional security has been created in accordance with Clause 24.2 (Provision of additional security; prepayment) from Approved Appraisers to enable the Facility Agent to determine the Market Values of the Vessels and any other vessel.

(g)
The valuations referred to in paragraph (a), (b), (c), (d), (e) and (f) above shall be obtained at the cost and expense of the Borrower (except where specified in paragraph (b) above) and the Borrower shall within three Business Days of demand by the Facility Agent pay to the Facility Agent all costs and expenses incurred by it in obtaining any such valuation.

25	ACCOUNTS AND APPLICATION OF EARNINGS

25.1	Account bank
Subject to Clause 25.5 (Location of Accounts), each Account must be held with the Account Bank.

25.2	Accounts

(a)	Each Guarantor must operate the Account held by it in accordance with this Clause 26 (Accounts and Application of Earnings) and the provisions of the Account Security.

(b)	Account Security must be provided in respect of any Account opened after the date of this Agreement.

25.3	Payment of Earnings
Each Guarantor shall ensure that, subject only to the provisions of the Earnings Assignment to which it is a party, all Earnings in respect of that Vessel owned by it are paid in to that Vessel’s Earnings Account.

25.4	Application of Earnings
The Borrower and each of the Guarantors shall procure that there is transferred to the Facility Agent:

(i)	on each Repayment Date, the amount of the Repayment Instalment then due on the Repayment Date; and

(ii)	on the last day of each Interest Period, the amount of interest then due on that date; and

(iii)	on any day on which an amount is otherwise due from the Borrower under a Finance Document, an amount necessary to meet that due amount, and the Borrower irrevocably authorizes and instructs:

(A)
the Account Bank to make those transfers in accordance with the instructions of the Facility Agent (copied to the Security Agent, who, as security taker under the Accounts Security, agrees for itself and on behalf of the other pledgees that such transfers may be made);

(B)	the Facility Agent to apply the transferred amounts in payment of the relevant Repayment Instalment, interest amount or other amount due.

25.5	Location of Accounts
Each Guarantor shall promptly:

(a)	comply with any requirement of the Facility Agent as to the location or relocation of the Accounts (or any of them); and

(b)
execute any documents which the Facility Agent specifies to create or maintain in favor of the Security Agent Security over (and/or rights of set-off, consolidation or other rights in relation to) each Account.

25.6	Miscellaneous Accounts provisions
No Finance Party is responsible or liable to any Obligor for:

(a)	any non-payment of any liability of an Obligor which could be paid out of moneys standing to the credit of the Earnings Account; or

(b)	any withdrawal wrongly made, if made in good faith.

26	EVENTS OF DEFAULT

26.1	General
Each of the events or circumstances set out in this Clause 26 (Events of Default) is an Event of Default except for Clause 26.19 (Acceleration) and Clause 26.20 (Enforcement of security).

26.2	Non-payment
An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within three Business Days of its due date.

26.3	Specific obligations
A breach occurs of Clause 4.4 (Waiver of conditions precedent), Clause 20 (Financial Covenants), Clause 21.10 (Title), Clause 21.17 (Asset control), Clause 21.18 (Sanctions), Clause 21.19 (Money laundering), Clause 21.23 (Negative pledge), Clause 21.24 (Disposals), Clause 21.25 (Merger), Clause 21.26 (Change of business), Clause 21.33 (Unlawfulness, invalidity and ranking; Security imperiled), Clause 21.34 (Changes to Fiscal Year), Clause 21.35 (Jurisdiction of incorporation; Amendment of constitutional documents), Clause 22.2 (Maintenance of obligatory insurances), Clause 22.3 (Terms of obligatory insurances), Clause 22.5 (Renewal of obligatory insurances) or Clause 24 (Security Cover).

26.4	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 26.2 (Non-payment) and Clause 26.3 (Specific obligations)).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within ten Business Days of the Facility Agent giving notice to the Borrower or (if earlier) any Obligor becoming aware of the failure to comply.

26.5	Misrepresentation
Any representation or statement made or deemed to be made by a Transaction Obligor in the Finance Documents or any other document delivered by or on behalf of any Transaction Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

26.6	Cross default
Other than with respect to Financial Indebtedness arising under the Finance Documents:

(a)	Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described).

(d)
Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of any Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(e)
No Event of Default will occur under this Clause 26.6 (Cross default) in respect of a person other than the Borrower if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than $2,500,000 individually or $10,000,000 in the aggregate in respect of the Obligors (or its equivalent in any other currency).

26.7	Insolvency Event
An Insolvency Event occurs with respect to any Obligor.

26.8	Judgments
Any judgment or order for the payment of money individually or in the aggregate in excess of $2,500,000 in the case of any Obligor (other than the Borrower) or $10,000,000 in the case of the Borrower (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against an Obligor and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 30 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

26.9	Creditors’ process
Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects a Vessel (other than an arrest where paragraph 7.4(b) of Clause 7.4 (Mandatory prepayment on sale or Total Loss) shall apply) and such Vessel is not returned to the full control of the relevant Guarantor within 60 days.

26.10	Change of Control
A Change of Control shall have occurred.

26.11	Unlawfulness, invalidity and ranking

(a)	It is or becomes unlawful for a Transaction Obligor to perform any of its obligations under the Finance Documents.

(b)	Any obligation of a Transaction Obligor under the Finance Documents is not or ceases to be legal, valid, binding or enforceable.

(c)
Any Finance Document ceases to be in full force and effect or to be continuing or is or purports to be determined or any Transaction Security is alleged by a party to it (other than a Finance Party) to be ineffective.

(d)	Any Transaction Security proves to have ranked after, or loses its priority to, any other Security.

26.12	Security imperiled; flag instability

(a)	Any Security created or intended to be created by a Finance Document is in any way imperiled or in jeopardy.

(b)
The state of the Approved Flag of a Vessel is or becomes involved in hostilities or civil war or there is a seizure of power in such state by unconstitutional means, or any other event occurs in relation to that Vessel, the Mortgage or the Approved Flag and in the reasonable opinion of the Facility Agent such event is likely to have a Material Adverse Effect.

26.13	Cessation of business
Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

26.14	Expropriation
The authority or ability of any Transaction Obligor to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalization, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Transaction Obligor or any of its assets.

26.15	Repudiation and rescission of agreements
A Transaction Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security.

26.16	Litigation
Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to any of the Transaction Documents or the transactions contemplated in any of the Transaction Documents or against any member of the Group or its assets which has or is reasonably likely to have a Material Adverse Effect.

26.17	Material adverse change
Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

26.18	Prohibited Person
A Transaction Obligor or any Subsidiary of it or any of their respective directors or officers becomes a Prohibited Person.

26.19	Acceleration
On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)	cancel the Total Commitments, whereupon they shall immediately be cancelled;

(b)
declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable; and/or

(c)	declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Lenders, and the Facility Agent may serve notices under paragraphs (a), (b) and (c) above simultaneously or on different dates (provided that in the case of an Event of Default under Clause 26.7 (Insolvency Event), the Loan, together with accrued interest and all other amounts accrued or outstanding under the Finance Documents, shall be deemed immediately due and payable without notice or demand therefor) and the Security Agent may take any action referred to in Clause 26.20 (Enforcement of security) if no such notice is served or simultaneously with or at any time after the service of any of such notice.

26.20	Enforcement of security
Subject to any restrictions imposed by applicable law or regulation, on and at any time after the occurrence of an Event of Default which is continuing the Security Agent may, and shall if so directed by the Majority Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 26.19 (Acceleration), the Security Agent is entitled to take under any Finance Document or any applicable law or regulation.

26.21	No impairment of rights
Nothing in Clauses 26.19 (Acceleration) or 26.20 (Enforcement of security) shall be taken to impair or restrict the exercise of any right given to individual Finance Parties under a Finance Document; and, in particular, this Clause is without prejudice to Clause 2.2 (Finance Parties’ rights and obligations).

SECTION 9

CHANGES TO PARTIES

27	CHANGES TO THE LENDERS

27.1	Assignments and transfers by the Lenders
Subject to this Clause 27 (Changes to the Lenders), a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,
under the Finance Documents to an Affiliate of the Lender or another bank or a reputable financial institution which is governed by banking regulations in the United States, United Kingdom or the European Union (the “New Lender”).

27.2	Conditions of assignment or transfer

(a)
The consent of the Borrower (or any other Transaction Obligor) is not required for an assignment or transfer by an Existing Lender to a New Lender. The consent of the Facility Agent is required for an assignment or transfer by an Existing Lender, such consent not to be unreasonably withheld.

(b)	An assignment will only be effective on:

(i)
receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Creditor Parties as it would have been under if it were an Original Lender; and

(ii)
performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(c)	A transfer will only be effective if the procedure set out in Clause 27.5 (Procedure for transfer) is complied with.

(d)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, a Transaction Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or under that clause as incorporated by reference or in full in any other Finance Document or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is entitled to receive payment under those Clauses only to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(e)
Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

27.3	Assignment or transfer fee
The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $5,000.

27.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Transaction Obligor;

(iii)	the performance and observance by any Transaction Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties and the Creditor Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Transaction Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Transaction Obligor and its related entities throughout the Security Period.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27 (Changes to the Lenders); or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Transaction Obligor of its obligations under the Finance Documents or otherwise.

27.5	Procedure for transfer

(a)
Subject to the conditions set out in 27.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate.

(b)
The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	On the Transfer Date:

(i)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Transaction Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)
each of the Transaction Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Transaction Obligor and the New Lender have assumed and/or acquired the same in place of that Transaction Obligor and the Existing Lender;

(iii)
the Facility Agent, the Security Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the Arranger and the Existing Lenders shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

27.6	Procedure for assignment

(a)
Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)
The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	On the Transfer Date:

(i)
the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)
the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)
Lenders may utilize procedures other than those set out in this Clause 27.6 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the relevant Transaction Obligor or unless in accordance with Clause 27.5 (Procedure for transfer), to obtain a release by that Transaction Obligor from the obligations owed to that Transaction Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 27.2 (Conditions of assignment or transfer).

27.7	Copy of Transfer Certificate or Assignment Agreement to Borrower
The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

27.8	Security over Lenders’ rights
In addition to the other rights provided to Lenders under this Clause 27 (Changes to the Lenders), each Lender may without consulting with or obtaining consent from any Transaction Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation, any charge, pledge, assignment or other Security to secure obligations to a federal reserve or central bank, except that no such charge, pledge, assignment or Security shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, pledge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by a Transaction Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

27.9	Pro rata interest settlement
If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 27.5 (Procedure for transfer) or any assignment pursuant to Clause 27.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favor of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)	The rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 27.9 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.

(c)	In this Clause 27.9 (Pro rata interest settlement) references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

28	CHANGES TO THE TRANSACTION OBLIGORS

28.1	Assignment or transfer by Transaction Obligors
No Transaction Obligor may assign any of its rights or transfer any of its rights or obligations under the Transaction Documents.

28.2	Release of security

(a)	If a disposal of any asset subject to security created by a Security Document is made in the following circumstances:

(i)	the disposal is permitted by the terms of any Finance Document;

(ii)	the Majority Lenders agree to the disposal;

(iii)	the disposal is being made at the request of the Security Agent in circumstances where any security created by the Security Documents has become enforceable; or

(iv)	the disposal is being effected by enforcement of a Security Document, the Security Agent shall release the asset(s) being disposed of from any security over those assets created by a Security Document and the Guarantor owning any Vessel sol. However, the proceeds of any disposal (or an amount corresponding to them) must be applied in accordance with the requirements of the Finance Documents (if any).

(b)
If the Security Agent is satisfied that a release is allowed under this Clause 28.2 (Release of security) (at the request and expense of the Borrower) each Finance Party must enter into any document and do all such other things which are reasonably required to achieve that release. Each other Finance Party irrevocably authorizes the Security Agent to enter into any such document. Any release will not affect the obligations of any other Transaction Obligor under the Finance Documents.

SECTION 10

THE FINANCE PARTIES

29	THE FACILITY AGENT AND THE ARRANGER

29.1	Appointment of the Facility Agent

(a)	Each other Finance Party appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)
Each other Finance Party authorizes the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

29.2	Instructions

(a)	The Facility Agent shall:

(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)
not be liable for any act (or omission) if it acts (or fails to act) in accordance with sub-paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties).

(b)
The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)
Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Facility Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Facility Agent’s own position in its personal capacity as opposed to its role of Facility Agent for the relevant Finance Parties.

(e)
If giving effect to instructions given by the Majority Lenders would in the Facility Agent’s opinion have an effect equivalent to an amendment or waiver referred to in Clause 42 (Amendments and Waivers), the Facility Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Facility Agent) whose consent would have been required in respect of that amendment or waiver.

(f)
In exercising any discretion to exercise a right, power or authority under the Finance Documents where it has not received any instructions as to the exercise of that discretion the Facility Agent shall do so having regard to the interests of all the Finance Parties.

(g)
The Facility Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)
Without prejudice to the remainder of this Clause 29.2 (Instructions), in the absence of instructions, the Facility Agent shall not be obliged to take any action (or refrain from taking action) even if it considers acting or not acting to be in the best interests of the Finance Parties. The Facility Agent may act (or refrain from acting) as it considers to be in the best interest of the Finance Parties.

(i)
The Facility Agent is not authorized to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

29.3	Duties of the Facility Agent

(a)	The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(c)	Without prejudice to Clause 27.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.

(d)
Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)
If the Facility Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)
If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Arranger or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(g)
The Facility Agent shall provide to the Borrower, within three (3) Business Days of a request by the Borrower (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Facility Agent to that Lender under the Finance Documents.

(h)	The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

29.4	Role of the Arranger
Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

29.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Facility Agent or the Arranger a trustee or fiduciary of any other person.

(b)	Neither the Facility Agent nor the Arranger shall be bound to account to other Finance Party for any sum or the profit element of any sum received by it for its own account.

29.6	Application of receipts
Except as expressly stated to the contrary in any Finance Document, any moneys which the Facility Agent receives or recovers in its capacity as Facility Agent shall be applied by the Facility Agent in accordance with Clause 33.5 (Application of receipts; partial payments).

29.7	Business with the Group
The Facility Agent and the Arranger may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

29.8	Rights and discretions

(a)	The Facility Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorized;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.2 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by the Borrower (other than a Drawdown Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.

(c)	The Facility Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)
Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be desirable.

(e)
The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Facility Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Facility Agent’s gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Finance Documents.

(h)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arranger is obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)
The Facility Agent is not obliged to disclose to any Finance Party any details of the rate notified to the Facility Agent by any Lender or the identity of any such Lender for the purpose of sub-paragraph (ii) of paragraph (a) of Clause 10.2 (Market disruption).

(j)
Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

29.9	Responsibility for documentation
Neither the Facility Agent nor the Arranger is responsible or liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, the Arranger, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; or

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(c)
any determination as to whether any information provided or to be provided to any Finance Party or Creditor Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

29.10	No duty to monitor
The Facility Agent shall not be bound to inquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or

(c)	whether any other event specified in any Transaction Document has occurred.

29.11	Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to paragraph (e) of Clause 33.11 (Disruption to Payment Systems etc.) or any other provision of any Finance Document excluding or limiting the liability of the Facility Agent), the Facility Agent will not be liable for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising ,any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realization of the Security Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalization, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party other than the Facility Agent may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Facility Agent may rely on this Clause subject to Clause 1.5 (Third party rights).

(c)
The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognized clearing or settlement system used by the Facility Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Facility Agent or the Arranger to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party, on behalf of any Finance Party and each Finance Party confirms to the Facility Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Arranger.

(e)
Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent’s liability, any liability of the Facility Agent arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss. In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages.

29.12	Lenders’ indemnity to the Facility Agent

(a)
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 33.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by a Transaction Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Facility Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Facility Agent to an Obligor.

29.13	Resignation of the Facility Agent

(a)	The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(b)	Alternatively, the Facility Agent may resign by giving 30 days’ notice to the other Finance Parties and the Borrower, in which case the Majority Lenders may appoint a successor Facility Agent.

(c)
If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent may appoint a successor Facility Agent.

(d)
If the Facility Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Facility Agent is entitled to appoint a successor Facility Agent under paragraph (c) above, the Facility Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Facility Agent to become a party to this Agreement as Facility Agent) agree with the proposed successor Facility Agent amendments to this Clause 29 (The Facility Agent and the Arranger) and any other term of this Agreement dealing with the rights or obligations of the Facility Agent consistent with then current market practice for the appointment and protection of administrative agents together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Facility Agent’s normal fee rates and those amendments will bind the Parties.

(e)
The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(f)	The Facility Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)
Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 14.4 (Indemnity to the Facility Agent) and this Clause 29 (The Facility Agent and the Arranger) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Facility Agent. Any fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)
The Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

(i)	The consent of the Borrower (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Facility Agent.

29.14	Confidentiality

(a)
In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by a division or department of the Facility Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Facility Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

29.15	Relationship with the other Finance Parties

(a)
The Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)
Each Finance Party shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

(c)
Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or dispatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 36.5 (Electronic communication) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 36.2 (Addresses) and sub-paragraph (ii) of paragraph (a) of Clause 36.5 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

29.16	Credit appraisal by the Finance Parties
Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Facility Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)
whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)
the adequacy, accuracy or completeness of any information provided by the Facility Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)
the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

29.17	Reference Banks
The Facility Agent shall (if so instructed by the Majority Lenders and in consultation with the Borrower) replace a Reference Bank with another bank or financial institution.

29.18	Facility Agent’s management time

(a)
Any amount payable to the Facility Agent under Clause 14.4 (Indemnity to the Facility Agent), Clause 16 (Costs and Expenses) and Clause 29.12 (Lenders’ indemnity to the Facility Agent) shall include the cost of utilizing the Facility Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrower and the other Finance Parties, and is in addition to any fee paid or payable to the Facility Agent under Clause 11 (Fees).

29.19	Deduction from amounts payable by the Facility Agent
If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

29.20	Reliance and engagement letters
Each Creditor Party confirms that each of the Arranger and the Facility Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranger or the Facility Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

29.21	Full freedom to enter into transactions
Without prejudice to Clause 29.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Facility Agent shall be absolutely entitled:

(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Finance Document, and, in particular, the Facility Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

30	THE SECURITY AGENT

30.1	Appointment and trust

(a)
Each other Finance Party appoints the Security Agent to act as its agent and (to the extent permitted or required under any applicable law) trustee in connection with the Security Property and confirms that the Security Agent shall have a lien on the Security Property and the proceeds of the enforcement of the Security Documents for all moneys payable to the beneficiaries of the Security Documents.

(b)
The Security Agent accepts its appointment under paragraph (a) above as trustee of the Security Property with effect from the date of this Agreement and declares that it holds the Security Property on trust for the Creditor Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause 30 (The Security Agent) and the other provisions of the Finance Documents.

(c)
Each other Finance Party appoints the Security Agent, as trustee to (i) perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions, and (ii) execute each of the Security Documents and all other documents that may be approved by the Facility Agent and/or the Majority Lenders for execution by it.

30.2	Parallel Debt (Covenant to pay the Security Agent)

(a)	Each Obligor irrevocably and unconditionally undertakes to pay to the Security Agent its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt.

(b)	The Parallel Debt of an Obligor:

(i)	shall become due and payable at the same time as its Corresponding Debt;

(ii)	is independent and separate from, and without prejudice to, its Corresponding Debt.

(c)	For purposes of this Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent), the Security Agent:

(i)	is the independent and separate creditor of each Parallel Debt;

(ii)	acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt shall not be held on trust; and

(iii)
shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(d)	The Parallel Debt of an Obligor shall be:

(i)	decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and

(ii)	increased to the extent that its Corresponding Debt has increased, and the Corresponding Debt of an Obligor shall be:

(A)	decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged; and

(B)	increased to the extent that its Parallel Debt has increased, in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt.

(e)
All amounts received or recovered by the Security Agent in connection with this Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) to the extent permitted by applicable law, shall be applied in accordance with Clause 33.5 (Application of receipts; partial payments).

(f)	This Clause 30.2 (Parallel Debt (Covenant to pay the Security Agent)) shall apply, with any necessary modifications, to each Finance Document.

30.3	Enforcement through Security Agent only
The Creditor Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.

30.4	Instructions

(a)	The Security Agent shall:

(i)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Facility Agent acting on the instructions of:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)
not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties).

(b)
The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Facility Agent acting on the instructions of the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)
Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Security Agent by the Facility Agent acting on the instructions of the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Security Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the relevant Creditor Parties.

(iv)	in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

(A)	Clause 30.26 (Deductions from receipts); and

(B)	Clause 30.27 (Prospective liabilities).

(e)
If giving effect to instructions given by the Facility Agent acting on the instructions of the Majority Lenders would in the Security Agent’s opinion have an effect equivalent to an amendment or waiver referred to in Clause 42 (Amendments and Waivers), the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment or waiver.

(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to sub-paragraph (iv) (iv)of paragraph (d) above, the Security Agent shall do so having regard to the interests of all the Creditor Parties.

(g)
The Security Agent may refrain from acting in accordance with any instructions of the Facility Agent acting on the instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h)
Without prejudice to the remainder of this Clause 30.4 (Instructions), in the absence of instructions, the Security Agent may (but shall not be obliged to) take such action in the exercise of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

(i)
The Security Agent is not authorized to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

30.5	Duties of the Security Agent

(a)	The Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	The Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

(c)
Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)
If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

30.6	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Security Agent as an agent, trustee or fiduciary of any Transaction Obligor.

(b)	The Security Agent shall not be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account.

30.7	Business with the Group
The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

30.8	Rights and discretions

(a)	The Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorized;

(ii)	assume that:

(A)
any instructions received by it from the Facility Agent acting on the instructions of the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as security agent for the Creditor Parties) that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by the Borrower (other than a Drawdown Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.

(c)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)
Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Facility Agent or the Lenders) if the Security Agent in its reasonable opinion deems this to be desirable.

(e)
The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Security Agent’s gross negligence or wilful misconduct.

(g)
Unless a Finance Document expressly provides otherwise the Security Agent may disclose to any other Party any information it reasonably believes it has received as security agent under the Finance Documents.

(h)
Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)
Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

30.9	Responsibility for documentation
The Security Agent is not responsible or liable for:

(a)
the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, the Arranger, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(c)
any determination as to whether any information provided or to be provided to any Creditor Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

30.10	No duty to monitor
The Security Agent shall not be bound to inquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or

(c)	whether any other event specified in any Transaction Document has occurred.

30.11	Exclusion of liability

(a)
Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate), none of the Security Agent nor any Receiver or Delegate will be liable for:

(i)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)
exercising, or not exercising ,any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realization of the Security Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalization, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)
No Party other than the Security Agent, that Receiver or that Delegate (as applicable) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause subject to Clause 1.5 (Third party rights).

(c)
The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Security Agent if the Security Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognized clearing or settlement system used by the Security Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Security Agent to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party, on behalf of any Finance Party and each Finance Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

(e)
Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate, any liability of the Security Agent, any Receiver or Delegate arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages.

30.12	Lenders’ indemnity to the Security Agent

(a)
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under the Finance Documents (unless the Security Agent, Receiver or Delegate has been reimbursed by a Transaction Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Agent to an Obligor.

30.13	Resignation of the Security Agent

(a)	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(b)	Alternatively, the Security Agent may resign by giving 30 days’ notice to the other Finance Parties and the Borrower, in which case the Majority Lenders may appoint a successor Security Agent.

(c)
If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent may appoint a successor Security Agent.

(d)
The retiring Security Agent shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.

(e)	The Security Agent’s resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer of all the Security Property to that successor.

(f)
Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 30.24 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of Clause 14.5 (Indemnity to the Security Agent) and this Clause 30 (The Security Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Security Agent. Any fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above.

(h)	The consent of the Borrower (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Security Agent.

30.14	Confidentiality

(a)
In acting as Security Agent for the Finance Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by a division or department of the Security Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Security Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

30.15	Credit appraisal by the Finance Parties
Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(c)
whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

(d)
the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)
the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

30.16	Security Agent’s management time

(a)
Any amount payable to the Security Agent under Clause 14.5 (Indemnity to the Security Agent), Clause 16 (Costs and Expenses) and Clause 30.12 (Lenders’ indemnity to the Security Agent) shall include the cost of utilizing the Security Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the Borrower and the other Finance Parties, and is in addition to any fee paid or payable to the Security Agent under Clause 11 (Fees).

(b)	Without prejudice to paragraph (a) above, in the event of:

(i)	An Event of Default;

(ii)
the Security Agent being requested by a Transaction Obligor or the Facility Agent acting on the instructions of the Majority Lenders to undertake duties which the Security Agent and the Borrower agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or

(iii)	the Security Agent and the Borrower agreeing that it is otherwise appropriate in the circumstances, the Borrower shall pay to the Security Agent any additional remuneration (together with any applicable VAT) that may be agreed between them or determined pursuant to paragraph (c) below.

(c)
If the Security Agent and the Borrower fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrower (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the Parties.

30.17	Reliance and engagement letters
Each Creditor Party confirms that the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Security Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

30.18	No responsibility to perfect Transaction Security
The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Transaction Obligor to any of the Security Assets;

(b)	obtain any license, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)
register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)
take, or to require any Transaction Obligor to take, any step to perfect its title to any of the Security Assets or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Security Document.

30.19	Insurance by Security Agent

(a)	The Security Agent shall not be obliged:

(i)	to insure any of the Security Assets;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document, and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)
Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Facility Agent acting on the instructions of the Majority Lenders request it to do so in writing and the Security Agent fails to do so within 14 days after receipt of that request.

30.20	Custodians and nominees
The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

30.21	Delegation by the Security Agent

(a)
Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)
That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Creditor Parties.

(c)
No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of any such delegate or sub delegate.

30.22	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Creditor Parties; or

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Borrower and the Finance Parties of that appointment.

(b)
Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c)
The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

30.23	Acceptance of title
The Security Agent shall be entitled to accept without inquiry, and shall not be obliged to investigate, any right and title that any Transaction Obligor may have to any of the Security Assets and shall not be liable for or bound to require any Transaction Obligor to remedy any defect in its right or title.

30.24	Winding up of trust
If the Security Agent, with the approval of the Facility Agent determines that:

(a)	all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and

(b)
no Creditor Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Transaction Obligor pursuant to the Finance Documents, then

(i)
the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(ii)	any Security Agent which has resigned pursuant to Clause 30.13 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

30.25	Application of receipts

(a)
Except as expressly stated to the contrary in any Finance Document, any moneys which the Security Agent receives or recovers and which are, or are attributable to, Security Property (for the purposes of this Clause 30 (The Security Agent), the “Recoveries”) shall be transferred to the Facility Agent for application in accordance with Clause 33.5 (Application of receipts; partial payments).

(b)	Paragraph (a) above is without prejudice to the rights of the Security Agent, each Receiver and each Delegate:

(i)	under Clause 14.5 (Indemnity to the Security Agent) or any other indemnity in favor of the Security Agent under the Finance Documents to be indemnified out of the Security Assets; and

(ii)	under any Finance Document to credit any moneys received or recovered by it to any suspense account.

(c)	Any transfer by the Security Agent to the Facility Agent in accordance with paragraph (a) above shall be a good discharge, to the extent of that payment, by the Security Agent.

(d)
The Security Agent is under no obligation to make the payments to the Facility Agent under paragraph (a) of this Clause 30.25 (Application of receipts) in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

30.26	Deductions from receipts

(a)	Before transferring any moneys to the Facility Agent under Clause 30.25 (Application of receipts), the Security Agent may, in its discretion:

(i)
deduct any sum then due and payable under this Agreement or any other Finance Documents to the Security Agent or any Receiver or Delegate and retain that sum for itself or, as the case may require, pay it to another person to whom it is then due and payable;

(ii)
set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(iii)
pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

(b)
For the purposes of sub-paragraph (i) of paragraph (a) above, if the Security Agent has become entitled to require a sum to be paid to it on demand, that sum shall be treated as due and payable, even if no demand has yet been served.

30.27	Prospective liabilities
Following acceleration, the Security Agent may, in its discretion, or at the request of the Facility Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later payment to the Facility Agent for application in accordance with Clause 33.5 (Application of receipts; partial payments) in respect of:

(a)	any sum to the Security Agent, any Receiver or any Delegate; and

(b)	any part of the Secured Liabilities,
that the Security Agent or, in the case of paragraph (b) only, the Facility Agent, reasonably considers, in each case, might become due or owing at any time in the future.

30.28	Investment of proceeds
Prior to the payment of the proceeds of the Recoveries to the Facility Agent for application in accordance with Clause 33.5 (Application of receipts; partial payments) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the payment from time to time of those moneys in the Security Agent’s discretion in accordance with the provisions of this Clause 30.28 (Investment of proceeds).

30.29	Currency conversion

(a)
For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.

(b)	The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

30.30	Good discharge
Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Facility Agent on behalf of the Creditor Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

30.31	Full freedom to enter into transactions
Without prejudice to Clause 30.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Security Agent shall be absolutely entitled:

(a)
to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Finance Document, and, in particular, the Security Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

31	CONDUCT OF BUSINESS BY THE FINANCE PARTIES
No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

32	SHARING AMONG THE FINANCE PARTIES

32.1	Payments to Finance Parties
If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from a Transaction Obligor other than in accordance with Clause 33 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due to it under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)
the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 33 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.5 (Application of receipts; partial payments).

32.2	Redistribution of payments
The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Transaction Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 33.5 (Application of receipts; partial payments) towards the obligations of that Transaction Obligor to the Sharing Finance Parties.

32.3	Recovering Finance Party’s rights
On a distribution by the Facility Agent under Clause 32.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from a Transaction Obligor, as between the relevant Transaction Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Transaction Obligor.

32.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)
as between the relevant Transaction Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Transaction Obligor.

32.5	Exceptions

(a)
This Clause 32 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Transaction Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

33	PAYMENT MECHANICS

33.1	Payments to the Facility Agent

(a)
On each date on which a Transaction Obligor or a Lender is required to make a payment under a Finance Document, that Transaction Obligor or Lender shall make an amount equal to such payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time specified by the Facility Agent as being customary for settlement of transactions in dollars in the place of payment.

(b)	Payment shall be made to such account as specified by the Facility Agent) and with such bank as the Facility Agent, in each case, specifies.

33.2	Distributions by the Facility Agent
Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 33.3 (Distributions to a Transaction Obligor) and Clause 33.4 (Clawback and pre-funding) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank specified by that Party or, in the case of the Advance, to such account of such person as may be specified by the Borrower in the Drawdown Request.

33.3	Distributions to a Transaction Obligor
The Facility Agent may (with the consent of the Transaction Obligor or in accordance with Clause 34 (Set-Off)) apply any amount received by it for that Transaction Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Transaction Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

33.4	Clawback and pre-funding

(a)
Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
Unless paragraph (c) below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

(c)
If the Facility Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)	the Facility Agent shall notify the Borrower of the Lender’s identity and the Borrower shall on demand refund it to the Facility Agent; and

(ii)
the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

33.5	Application of receipts; partial payments

(a)
Subject to paragraph (b) below and except as any Finance Document may otherwise provide, any payment that is received or recovered by any Finance Party under, in connection with, or pursuant to any Finance Document shall be paid to the Facility Agent which shall apply the same in the following order:

(i)	first, in or towards payment of any amounts then due and payable under any of the Finance Documents;

(ii)
secondly, in retention by the Security Agent of an amount equal to any amount not then payable under any Finance Document but which the Facility Agent, by notice to the Borrower and the other Finance Parties, states in its opinion will or may become payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them; and

(iii)	thirdly, any surplus shall be paid to the Borrower or to any other person who appears to be entitled to it.

(b)
If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by a Transaction Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Transaction Obligor under the Finance Documents in the following order:

(i)
first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Facility Agent, the Security Agent, any Receiver and any Delegate under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest or commission due to any Finance Party but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due to any Finance Party but unpaid under the Finance Documents.

(c)	The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in sub-paragraphs (ii) to (iv) of paragraph (b) above.

(d)	Paragraphs (a), (b) and (c) above will override any appropriation made by a Transaction Obligor.

33.6	No set-off by Transaction Obligors
All payments to be made by a Transaction Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

33.7	Business Days

(a)
Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

33.8	Currency of account

(a)	Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from a Transaction Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

33.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrower); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

33.10	Currency Conversion

(a)
For the purpose of, or pending any payment to be made by any Servicing Party under any Finance Document, such Servicing Party may convert any moneys received or recovered by it from one currency to another, at a market rate of exchange.

(b)	The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

33.11	Disruption to Payment Systems etc.
If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrower that a Disruption Event has occurred:

(a)
the Facility Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

(b)
the Facility Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Facility Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 42 (Amendments and Waivers);

(e)
the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 33.11 (Disruption to Payment Systems etc.); and

(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

34	SET-OFF
A Finance Party may set off any matured obligation due from a Transaction Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Transaction Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

35	BAIL-IN
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

35.1	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

35.2	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

36	NOTICES

36.1	Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

36.2	Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(a)	in the case of the Borrower and the Guarantor, that specified in Schedule 1 (The Parties);

(b)
in the case of each Lender or any other Obligor, that specified in Schedule 1 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Facility Agent on or before the date on which it becomes a Party;

(c)	in the case of the Facility Agent, that specified in Schedule 1 (The Parties); and

(d)	in the case of the Security Agent, that specified in Schedule 1 (The Parties), or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice.

36.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to a Servicing Party will be effective only when actually received by that Servicing Party and then only if it is expressly marked for the attention of the department or officer of that Servicing Party specified in Schedule 1 (The Parties) (or any substitute department or officer as that Servicing Party shall specify for this purpose).

(c)	All notices from or to a Transaction Obligor shall be sent through the Facility Agent unless otherwise specified in any Finance Document.

(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)
Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

36.4	Notification of address and fax number
Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 36.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

36.5	Electronic communication

(a)
Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means, to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)
Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.

(c)	Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

36.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Facility Agent, accompanied by a certified English translation prepared by a translator approved by the Facility Agent and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

37	CALCULATIONS AND CERTIFICATES

37.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

37.2	Certificates and determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

37.3	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

38	PARTIAL INVALIDITY
If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

39	REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of any Creditor Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of a Creditor Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

40	SETTLEMENT OR DISCHARGE CONDITIONAL
Any settlement or discharge under any Finance Document between any Finance Party and any Transaction Obligor shall be conditional upon no security or payment to any Finance Party by any Transaction Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any bankruptcy or insolvency law or otherwise.

41	IRREVOCABLE PAYMENT
If the Facility Agent considers that an amount paid or discharged by, or on behalf of, a Transaction Obligor or by any other person in purported payment or discharge of an obligation of that Transaction Obligor to a Finance Party under the Finance Documents is capable of being avoided or otherwise set aside on the bankruptcy, liquidation or administration of that Transaction Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Finance Documents.

42	AMENDMENTS AND WAIVERS

42.1	Required consents

(a)
Subject to Clause 42.2 (All Lender matters) and Clause 42.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and, in the case of an amendment, the Transaction Obligors party thereto and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 42 (Amendments and Waivers).

(c)
Without prejudice to the generality of Clause 29.8 (Rights and discretions), the Facility Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

42.2	All Lender matters
An amendment of or waiver or consent in relation to any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)
a postponement to or extension of the date of payment of any amount under the Finance Documents (other than in relation to Clause 7.3 (Voluntary prepayment of Loan) in respect of a prepayment made pursuant to Clause 24.2 (Provision of additional security; prepayment) or Clause 7.4 (Mandatory prepayment on sale or Total Loss);

(c)	a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Finance Documents;

(e)
an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the Facility;

(f)	any provision which expressly requires the consent of all the Lenders;

(g)	this Clause 42 (Amendments and Waivers);

(h)
any change to Clause 2 (The Facility), Clause 3 (Purpose), Clause 5 (Drawdown), Clause 8 (Interest), paragraph (a) of Clause 24.7 (Provision of valuations), Clause 25 (Accounts and application of Earnings), Clause 27 (Changes to the Lenders), Clause 45 (Governing Law);

(i)
any release of, or material variation to, any Transaction Security, guarantee, indemnity or subordination arrangement set out in a Finance Document (except in the case of a release of Transaction Security as it relates to the disposal of an asset which is the subject of the Transaction Security and where such disposal is expressly permitted by the Majority Lenders or otherwise under a Finance Document);

(j)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(i)	the guarantee and indemnity granted under Clause 17 (Guarantee and Indemnity);

(ii)	the Security Assets; or

(iii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,
(except in the case of sub-paragraphs (ii) and (iii) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document); or

(k)
the release of the guarantee and indemnity granted under Clause 17 (Guarantee and Indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior consent of all the Lenders.

42.3	Other exceptions

(a)
An amendment or waiver which relates to the rights or obligations of a Servicing Party or the Arranger (each in their capacity as such) may not be effected without the consent of that Servicing Party or, as the case may be, the Arranger.

(b)	The Borrower and the Facility Agent, the Arranger or the Security Agent, as applicable, may amend or waive a term of a Fee Letter to which they are party.

43	CONFIDENTIALITY

43.1	Confidential Information
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 43.2 (Disclosure of Confidential Information) and Clause 43.3 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

43.2	Disclosure of Confidential Information
Any Finance Party may disclose:

(a)
to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent or Security Agent and, in each case, to any of that person’s Affiliates, Representatives and professional advisers;

(ii)
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction including a Securitization under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Transaction Obligors and to any of that person’s Affiliates, Representatives and professional advisers;

(iii)
appointed by any Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 29.15 (Relationship with the other Finance Parties);

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (i) or (ii) of paragraph (b) above;

(v)
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation including any applicable data protection laws;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 27.8 (Security over Lenders’ rights);

(viii)	who is a Party, a member of the Group or any related entity of a Transaction Obligor;

(ix)	as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or

(x)	with the consent of the Borrower;
in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)
in relation to sub-paragraphs (i), (ii) and (iii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)
in relation to sub-paragraph (iv) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)
in relation to sub-paragraphs (v) (vi) and (vii) of paragraph (b) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)
to any person appointed by that Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement in such form as may be agreed between the Borrower and the relevant Finance Party; and

(d)
to any Rating Agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such Rating Agency to carry out its normal rating activities in relation to the Finance Documents and/or the Transaction Obligors if the Rating Agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

43.3	Disclosure to numbering service providers

(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Transaction Obligors;

(ii)	country of domicile of Transaction Obligors;

(iii)	place of incorporation of Transaction Obligors;

(iv)	date of this Agreement;

(v)	Clause 45 (Governing Law);

(vi)	the names of the Facility Agent and the Arranger;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amount of Total Commitments;

(ix)	currency of the Facility;

(x)	type of Facility;

(xi)	ranking of Facility;

(xii)	Maturity Date for Facility;

(xiii)	changes to any of the information previously supplied pursuant to sub-paragraphs (i) to (xii) above; and

(xiv)	such other information agreed between such Finance Party and the Borrower, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Transaction Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)
Each Obligor represents, on behalf of itself and the other Transaction Obligors, that none of the information set out in sub-paragraphs (i) to (xiv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Facility Agent shall notify the Guarantor and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or one or more Transaction Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Transaction Obligors by such numbering service provider.

43.4	Entire agreement
This Clause 43 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

43.5	Inside information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

43.6	Notification of disclosure
Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (v) of paragraph (b) of Clause 43.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 43 (Confidentiality).

43.7	Continuing obligations
The obligations in this Clause 43 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

44	COUNTERPARTS
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

45	GOVERNING LAW
THIS AGREEMENT AND THE OTHER FINANCE DOCUMENTS (EXCEPT AS OTHERWISE PROVIDED IN A FINANCE DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

46	ENFORCEMENT

46.1	Jurisdiction

(a)
Each of the Obligors hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Finance Documents to which such Obligor is a party or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State Court or, to the extent permitted by law, in such Federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)
This Clause 46.1 (Jurisdiction) is for the benefit of the Creditor Parties only. As a result, no Creditor Party shall be prevented from taking proceedings relating to any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) in any other courts with jurisdiction. To the extent allowed by law, the Creditor Parties may take concurrent proceedings in any number of jurisdictions.

46.2	Service of process

(a)
Each of the Obligors hereby agrees to appoint Seward & Kissel LLP, attention Michael Timpone, Esq., with offices currently located at One Battery Park Plaza, New York, New York 10004, as its designated agent for service of process for any action or proceeding arising out of or relating to this Agreement or any other Finance Document. Each of the Obligors also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to its address specified in Clause 36.2 (Addresses). Each of the Obligors also agrees that service of process may be made on it by any other method of service provided for under the applicable laws in effect in the State of New York.

(b)
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within 10 days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

46.3	Venue; immunity
Each of the Obligors hereby irrevocably and unconditionally waives to the fullest extent it may legally and effectively do so:

(a)
any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Finance Document to which it is a party in any New York State or Federal court and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court; and

(b)
any immunity from suit, the jurisdiction of any court in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Finance Document or from any legal process with respect to itself or its property (including without limitation attachment prior to judgment, attachment in aid of execution of judgment, set-off, execution of a judgment or any other legal process), and to the extent that in any such jurisdiction there may be attributed to such person such an immunity (whether or not claimed), such person hereby irrevocably agrees not to claim such immunity.

47	WAIVER OF JURY TRIAL

47.1	Waiver
EACH OF THE PARTIES MUTUALLY AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

48	PATRIOT ACT NOTICE

48.1	PATRIOT Act Notice
Each of the Creditor Parties hereby notifies the Obligors that pursuant to the requirements of the PATRIOT Act and the policies and practices of the Creditor Parties, each of the Creditor Parties is required to obtain, verify and record certain information and documentation that identifies each Obligor, which information includes the name and address of each Obligor and such other information that will allow each of the Creditor Parties to identify each Obligor in accordance with the PATRIOT Act.

EXECUTION PAGES
WHEREFORE, the Parties have caused this Loan Agreement to be executed as of the date first above written.

SCORPIO TANKERS INC., as Borrower By: _/s/ Luca Forgione____________________ Name: Luca Forgione Title: General Counsel	DVB BANK SE, as Arranger By: __/s/ Theresa M. Adamski_______________ Name: Theresa M. Adamski Title: Attorney-in-Fact
STI WEMBLEY SHIPPING COMPANY LIMITED, as Guarantor By: _/s/ Francesca Gianfranchi_______________ Name: Francesca Gianfranchi Title: Attorney-in-Fact	DVB BANK SE, as Underwriter By: __/s/ Theresa M. Adamski_______________ Name: Theresa M. Adamski Title: Attorney-in-Fact
STI MILWAUKEE SHIPPING COMPANY LIMITED, as Guarantor By: _/s/ Francesca Gianfranchi_______________ Name: Francesca Gianfranchi Title: Attorney-in-Fact	DVB BANK SE, AMSTERDAM BRANCH, as Original Lender By: __/s/ Theresa M. Adamski_______________ Name: Theresa M. Adamski Title: Attorney-in-Fact
STI SENECA SHIPPING COMPANY LIMITED, as Guarantor By: _/s/ Francesca Gianfranchi_______________ Name: Francesca Gianfranchi Title: Attorney-in-Fact	DVB BANK AMERICA N.V., as Facility Agent By: __/s/ Theresa M. Adamski_______________ Name: Theresa M. Adamski Title: Attorney-in-Fact
STI ALEXIS SHIPPING COMPANY LIMITED, as Guarantor By: _/s/ Francesca Gianfranchi_______________ Name: Francesca Gianfranchi Title: Attorney-in-Fact	DVB BANK AMERICA N.V., as Security Agent By: __/s/ Theresa M. Adamski_______________ Name: Theresa M. Adamski Title: Attorney-in-Fact

SCHEDULE 1

THE PARTIES
PART A

THE OBLIGORS

Name of Borrower	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication
Scorpio Tankers Inc.	The Republic of The Marshall Islands	36141	Scorpio Tankers Inc. Le Millenium, 9 Boulevard Charles III 98000 Monaco Attention: Mr. Luca Forgione – Legal Department Facsimile: +3 77 97 77 83 46 Email: legal@scorpiogroup.net

Name of Guarantor	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication
STI Wembley Shipping Company Limited	The Republic of The Marshall Islands	60722	c/o Scorpio Tankers Inc. Le Millenium, 9 Boulevard Charles III 98000 Monaco Attention: Mr. Luca Forgione – Legal Department Facsimile: +3 77 97 77 83 46 Email: legal@scorpiogroup.net
STI Milwaukee Shipping Company Limited	The Republic of The Marshall Islands	65151	c/o Scorpio Tankers Inc. Le Millenium, 9 Boulevard Charles III 98000 Monaco Attention: Mr. Luca Forgione – Legal Department Facsimile: +3 77 97 77 83 46 Email: legal@scorpiogroup.net
STI Seneca Shipping Company Limited	The Republic of The Marshall Islands	65154	c/o Scorpio Tankers Inc. Le Millenium, 9 Boulevard Charles III 98000 Monaco Attention: Mr. Luca Forgione – Legal Department Facsimile: +3 77 97 77 83 46 Email: legal@scorpiogroup.net
STI Alexis Shipping Company Limited	The Republic of The Marshall Islands	71771	c/o Scorpio Tankers Inc. Le Millenium, 9 Boulevard Charles III 98000 Monaco Attention: Mr. Luca Forgione – Legal Department Facsimile: +3 77 97 77 83 46 Email: legal@scorpiogroup.net

PART B

THE ORIGINAL LENDERS

Name of Original Lender	Commitment	Address for Communication
DVB Bank SE, Amsterdam Branch	$90,000,000
Tower F, 6th Floor
Schiphol Boulevard 255
118 BH Schiphol, The Netherlands

Attention: Ingmar Loges
Facsimile: +31 88 399 8112
Email: Ingmar.Loges@dvbbank.com

With a copy to:

DVB Transport (US) LLC
Representative Office of DVB Bank SE
609 Fifth Avenue, 5th Floor
New York, New York 10017

Attention: Jurek Bochner
Facsimile: + (212) 588 0424
Email: Jurek.bochner@dvbbank.com

PART C

THE SERVICING PARTIES

Name of Facility Agent	Address for Communication
DVB Bank America N.V.
DVB Bank America N.V.
Gaitoweg 35
Willemstad, Curacao

Attention: Managing Director
and Loan Administration Department

Facsimile: +599-9-465-2366
Email: TLS.Curacao@dvbbank.com

With a copy to:

DVB Transport (US) LLC
Representative Office of DVB Bank SE
609 Fifth Avenue, 5th Floor
New York, New York 10017

Attention: Jurek Bochner
Facsimile: +1 (212) 588 0424
Email: Jurek.bochner@dvbbank.com

Attention: TM New York
Facsimile: +1 (212) 588 0424
Email: TM.NewYork@dvbbank.com

Name of Security Agent	Address for Communication
DVB Bank America N.V.

DVB Bank America N.V.
Gaitoweg 35
Willemstad, Curacao

Attention: Managing Director
and Loan Administration Department

Facsimile: +599-9-465-2366
Email: TLS.Curacao@dvbbank.com

With a copy to:

DVB Transport (US) LLC
Representative Office of DVB Bank SE
609 Fifth Avenue, 5th Floor
New York, New York 10017

Attention: Jurek Bochner
Facsimile: +1 (212) 588 0424
Email: Jurek.bochner@dvbbank.com

Attention: TM New York
Facsimile: +1 (212) 588 0424
Email: TM.NewYork@dvbbank.com

Name of Arranger	Address for Communication
DVB Bank SE
DVB Bank SE
Legal Department
Platz der Republik 6
60325 Frankfurt am Main
Germany

With a copy to:

DVB Transport (US) LLC
Representative Office of DVB Bank SE
609 Fifth Avenue, 5th Floor
New York, New York 10017

Attention: Jurek Bochner
Facsimile: +1 (212) 588 0424
Email: Jurek.bochner@dvbbank.com

Attention: TM New York
Facsimile: +1 (212) 588 0424
Email: TM.NewYork@dvbbank.com

Name of Underwriter	Address for Communication
DVB Bank SE
DVB Bank SE
Legal Department
Platz der Republik 6
60325 Frankfurt am Main
Germany

With a copy to:

DVB Transport (US) LLC
Representative Office of DVB Bank SE
609 Fifth Avenue, 5th Floor
New York, New York 10017

Attention: Jurek Bochner
Facsimile: +1 (212) 588 0424
Email: Jurek.bochner@dvbbank.com

Attention: TM New York
Facsimile: +1 (212) 588 0424
Email: TM.NewYork@dvbbank.com

SCHEDULE 2

CONDITIONS PRECEDENT
PART A

INITIAL CONDITIONS PRECEDENT

1	Obligors

1.1	A copy of the constitutional documents of each Obligor.

1.2	A copy of a resolution of the board of directors (or equivalent governing body) of each Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(b)	authorizing a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(c)
authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, a Drawdown Request and each Selection Notice) to be signed and/or dispatched by it under, or in connection with, the Finance Documents to which it is a party.

1.3
A copy of a resolution signed by the Borrower as the holder of all of the issued shares in each Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which each Guarantor is a party.

1.4	An original of the power of attorney of any Obligor authorizing a specified person or persons to execute the Finance Documents to which it is a party.

1.5	A specimen of the signature of each person signing any Finance Document.

1.6
A certificate of an authorized signatory of each Obligor confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that Obligor to be exceeded.

1.7
A certificate of an authorized signatory of the relevant Obligor certifying that each copy document relating to it specified in this Part A of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2	Finance Documents

2.1	If applicable, a duly executed original of the Subordination Agreement and copies of each Subordinated Finance Document in respect of any Subordinated Liabilities.

2.2	A duly executed original of any Finance Document not otherwise referred to in this Schedule 2 (Conditions Precedent).

2.3	A duly executed original of any other document required to be delivered by each Finance Document if not otherwise referred to in this Schedule 2 (Conditions Precedent).

3	Other documents and evidence

3.1
A valuation of the relevant Vessel, addressed to the Facility Agent on behalf of the Finance Parties, dated not earlier than two weeks before the Drawdown Date unless otherwise agreed by the Facility Agent from an Approved Appraiser and showing the Market Value for that Vessel.

3.2
A copy of any other Authorization or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.

3.3	The Original Financial Statements of the Borrower.

3.4	A copy of any mandates or other documents required in connection with the opening or operation of the Accounts.

3.5
Such evidence as the Facility Agent may require for the Finance Parties to be able to satisfy each of their “know your customer” or similar identification procedures in relation to the transactions contemplated by the Finance Documents.

PART B

CONDITIONS PRECEDENT TO EACH ADVANCE

1	Obligors
A certificate of an authorized signatory of the relevant Obligor certifying that each corporate and copy document provided by it under Part A of Schedule 2 (Conditions Precedent) remains correct, complete and in full force and effect as at the Drawdown Date.

2	Borrower
A certificate of an authorized signatory of each of the Borrower and the relevant Guarantor certifying that each copy document which it is required to provide under this Part B of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at the Drawdown Date.

3	Existing Indebtedness

3.1	Evidence that all sums then due to DVB Bank America N.V., as Lender in respect of the Existing Indebtedness will have been paid in full immediately upon the making of the Advance.

4	Finance Documents

4.1	A duly executed copy of each Security Document if not previously delivered pursuant to Part A of this Schedule 2 (Conditions Precedent).

4.2	A duly executed copy of any other document required to be delivered by each Finance Document if not previously provided pursuant to Part A of this Schedule 2 (Conditions Precedent).

5	Vessel and other security

5.1
Documentary evidence that the Mortgage in respect of the relevant Vessel has been duly recorded as a valid first preferred ship mortgage in accordance with the laws of the jurisdiction of its Approved Flag.

5.2	Documentary evidence that the relevant Vessel:

(a)	maintains the Approved Classification for that Vessel with the Approved Classification Society free of all overdue recommendations and conditions of the Approved Classification Society; and

(b)	is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with.

5.3
Copies of the relevant Vessel’s Safety Management Certificate (together with any other details of the applicable Safety Management System which the Facility Agent requires) and of any other documents required under the ISM Code and the ISPS Code in relation to the Vessel including without limitation an ISSC.

5.4
Copies of the relevant Vessel’s Commercial Management Agreement and Technical Management Agreement, both on terms acceptable to the Facility Agent acting with the authorization of all of the Lenders, together with:

(a)	a Manager’s Undertaking for each of the Approved Technical Manager and the Approved Commercial Manager; and

(b)	copies of the Approved Technical Manager’s Document of Compliance.

5.5	A copy of the Approved Pooling Arrangement, if applicable.

5.6
Evidence that the Security Documents have been duly registered or recorded in such jurisdictions as the Facility Agent may require and that all notices of assignment required under or in connection with the relevant Security Documents have been served.

5.7	A duly executed copy of a Letter of Undertaking from the Approved Insurance Brokers in a form acceptable to the Facility Agent.

5.8
A duly executed copy of a Letter of Undertaking from any protection and indemnity club or war risks association through or with whom any obligatory insurances are placed or effected in a form acceptable to the Facility Agent.

5.9	A duly executed copy of a Letter of Undertaking from the Approved Classification Society in a form acceptable to the Facility Agent.

5.10	Confirmation from the Facility Agent’s insurance team that it is satisfied that the Vessel is insured in accordance with the provisions of this Agreement.

5.11	In respect of the Vessel, a class certificate together with maintenance certificate.

6	Legal opinions

(a)	Executed favorable legal opinions by lawyers appointed by each Transaction Obligor on such matters concerning the laws of such relevant jurisdictions as the Facility Agent may require in agreed form.

(b)
Executed favorable legal opinions of the legal advisers to the Arranger, the Facility Agent and the Security Agent in New York, in the jurisdiction of the Approved Flag of the relevant Vessel, and such other relevant jurisdictions as the Facility Agent may require.

7	Other documents and evidence

7.1	Evidence that any process agent referred to in Clause 46.2 (Service of process), if not an Obligor, has accepted its appointment.

7.2	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses), including legal fees, have been paid.

SCHEDULE 3

REQUESTS
PART A

DRAWDOWN REQUEST

From:    Scorpio Tankers Inc.
To:    DVB Bank America N.V., as Facility Agent
Gaitoweg 35
Willemstad, Curacao
Attention: Managing Director and Loan Administration Department
-and-
DVB Bank SE
c/o DVB Transport (US) LLC
609 Fifth Avenue, 5th Floor
New York, New York 10017
Attention: Jurek Bochner
Dated:     [●]
Dear Sirs
Scorpio Tankers Inc. – $90,000,000 Facility Agreement dated [●] (the “Agreement”)

1	We refer to the Agreement. This is a Drawdown Request. Terms defined in the Agreement have the same meaning in this Drawdown Request unless given a different meaning in this Drawdown Request.

2	We wish to borrow the Advance under Tranche [A][B][C][D] on the following terms:
Proposed Drawdown Date:    [●] (or, if that is not a Business Day, the     next Business Day)
Amount:    [●] or, if less, the Available Facility
Interest Period:    [●]

3
We confirm that each condition specified in Clause 4.1 (Conditions precedent to delivery of a Drawdown Request) and paragraph (a) of Clause 4.2 (Conditions precedent to each Advance) is satisfied on the date of this Drawdown Request.

4	The proceeds of this Advance should be credited to the following account[s]:
amount: [●]
account number: [●]
name and SWIFT of account bank: [●]
name and SWIFT of U.S. correspondent bank: [●]

[amount: [●]
account number: [●]
name and SWIFT of account bank: [●]
name and SWIFT of U.S. correspondent bank: [●]]

5	This Drawdown Request is irrevocable.
Yours faithfully

________________________
[●]
authorized signatory for
Scorpio Tankers Inc.

PART B

SELECTION NOTICE

From:    Scorpio Tankers Inc.
To:    DVB Bank America N.V., as Facility Agent
Gaitoweg 35
Willemstad, Curacao
Attention: Managing Director and Loan Administration Department
-and-
DVB Bank SE
c/o DVB Transport (US) LLC
609 Fifth Avenue, 5th Floor
New York, New York 10017
Attention: Jurek Bochner

Dated:    [●]

Dear Sirs
Scorpio Tankers Inc. - $90,000,000 Facility Agreement dated [●] (the “Agreement”)
We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2	We request that, subject to paragraph (g) of Clause 9.1 (Selection of Interest Periods) of the Agreement, the next Interest Period for the Loan be [●].

3	This Selection Notice is irrevocable.
Yours faithfully

_________________________
[●]
authorized signatory for
Scorpio Tankers Inc.

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:    DVB Bank America N.V. as Facility Agent
From:    [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:     [●]
Dear Sirs
Scorpio Tankers Inc. – $90,000,000 Facility Agreement dated [●] (the “Agreement”)

1
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to Clause 27.5 (Procedure for transfer) of the Agreement:

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participation in the Loan under the Agreement as specified in the Schedule in accordance with Clause 27.5 (Procedure for transfer) of the Agreement.

(b)	The proposed Transfer Date is [●].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Agreement are set out in the Schedule.

3	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

4	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by New York law.

6	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

7	The New Lender confirms that, immediately following the effective date of this Transfer Certificate, it will be a FATCA Exempt Party.
Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred
[insert relevant details]
[Facility Office address, fax number and attention details
for notices and account details for payments.]

[Existing Lender]    [New Lender]

By: _________________    By: _________________
Name:                            Name:
Title:                             Title:

This Transfer Certificate is accepted by the Facility Agent [and the Security Agent] and the Transfer Date is confirmed as [●].
[Facility Agent]

By: _______________________
Name:
Title:

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:    DVB Bank America N.V. as Facility Agent and [●] as Borrower, for and on behalf of each Obligor

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated: [●]
Dear Sirs
Scorpio Tankers Inc. - $90,000,000 Facility Agreement dated [●] (the “Agreement”)

1
We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2	We refer to Clause 27.6 (Procedure for assignment):

(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitment and participations in the Loan under the Agreement as specified in the Schedule.

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in the Loan under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3	The proposed Transfer Date is [●].

4	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5	The Facility Office and address, fax, number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) are set out in the Schedule.

6	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders).

7
This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 27.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), to the Borrower (on behalf of each Transaction Obligor) of the assignment referred to in this Assignment Agreement.

8	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

9	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by New York law.

10	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.
Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE
Commitment rights and obligations to be transferred by assignment, release and accession
[insert relevant details]
[Facility office address, fax number and attention details for notices and account details for payments]
[Existing Lender]    [New Lender]

By: _________________    By: _________________
Name:                            Name:
Title:                             Title:
This Assignment Agreement is accepted by the Facility Agent [and the Security Agent] and the Transfer Date is confirmed as [●].
Signature of this Assignment Agreement by the Facility Agent [and the Security Agent] constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.
[Facility Agent]

By: _______________________
Name:
Title:

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:    DVB Bank America N.V., as Facility Agent
Gaitoweg 35
Willemstad, Curacao
Attention: Managing Director and Loan Administration Department
-and-
DVB Bank SE
c/o DVB Transport (US) LLC
609 Fifth Avenue, 5th Floor
New York, New York 10017
Attention: Jurek Bochner

From:    Scorpio Tankers Inc.
Dated:     [●]

Dear Sirs
Scorpio Tankers Inc. – $90,000,000 Facility Agreement dated [●] (the “Agreement”)

1
We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	I am an authorized signatory of the Borrower and in such capacity I hereby certify to the Facility Agent that:
Attached to this certificate is [a true, correct and complete copy of the annual report on Form 20-F (or any successor form) containing the audited financial and other information required to be contained therein for [●] of the Borrower] [the unaudited consolidated financial statement of the Borrower for that quarter of [●] on Form 6-K (or any successor form)]

3	We confirm that: [Insert details of covenants to be certified] and that the computations of such financial covenants are attached to this Compliance Certificate.

4	The representations and warranties stated in Clause 18 (Representations) of the Agreement (updated mutatis mutandis) are true and correct as of the date hereof.

5	[We confirm that no Default is continuing.]*

Yours faithfully,

______________________
[●]
authorized signatory for
Scorpio Tankers Inc.

________________________
for and on behalf of
[name of Auditors of the Borrower]

*If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it

SCHEDULE 7

TIMETABLES

Delivery of a duly completed Drawdown Request (Clause 5.1 (Delivery of a Drawdown Request)) or a Selection Notice (Clause 9.1 (Selection of Interest Periods))	Five Business Days before the intended Drawdown Date (Clause 5.1 (Delivery of a Drawdown Request)) or the expiry of the preceding Interest Period (Clause 9.1 (Selection of Interest Periods))
Facility Agent notifies the Lenders of the Advance in accordance with Clause 5.4 (Lenders’ participation)	Three Business Days before the intended Drawdown Date.
LIBOR is fixed	Quotation Day as of 11:00 am New York time

SCHEDULE 8

CLASSIFICATION SOCIETY UNDERTAKING

PART A

LETTER TO APPROVED CLASSIFICATION SOCIETY

To:    [Insert name of classification society]
Date: [●]

Dear Sirs
Name of vessel: m.v. [“STI WEMBLEY”][“STI MILWAUKEE”][“STI SENECA”][“STI ALEXIS”] (the “Vessel”)
Name of mortgagee: DVB BANK AMERICA N.V. (the “Mortgagee”)
We [●] (the “Owner”) as owner of the Vessel (which has been entered into and classed by you) give notice that we have authorized the Mortgagee to access all and any information we are contractually or otherwise entitled to receive from you in relation to the Vessel.
We hereby authorize and instruct you to provide the Mortgagee with such information as it may request from you.
Furthermore, we instruct you to notify the Mortgagee by email (to techcom@dvbbank.com) on a best efforts basis as soon as reasonably practicable following the imposition of a condition or the issue of a recommendation in relation to the Vessel or if class is withdrawn in relation to the Vessel.
This letter and any non-contractual obligations arising out of or in connection with it are governed by New York law.

________________________
For and on behalf of
[Insert name of Owner]

PART B

UNDERTAKING FROM APPROVED CLASSIFICATION SOCIETY

To:    [name of Owner]

And

DVB Bank America N.V., as Facility Agent
Gaitoweg 35
Willemstad, Curacao
Attention: Managing Director and Loan Administration Department
-and-
DVB Bank SE
c/o DVB Transport (US) LLC
609 Fifth Avenue, 5th Floor
New York, New York 10017
Attention: Jurek Bochner

Dated: [●]
Dear Sirs
Name of vessel: m.v. “[●]” (the “Vessel”)
Name of Owner: [●] (the “Owner”)
We [name of classification society], acknowledge receipt of a letter dated [●] sent to us by the Owner regarding the Vessel and consent to the instructions contained in such letter.
Yours faithfully

________________________
For and on behalf of
[name of classification society]